    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 1996


                                                       REGISTRATION NO. 33-53095
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 CONSECO, INC.
             (Exact name of registrant as specified in its charter)

                      INDIANA                                            35-1468632
          (State or other jurisdiction of                             (I.R.S. Employer
          incorporation or organization)                             Identification No.)

                          11825 N. PENNSYLVANIA STREET
                                CARMEL, IN 46032
                                 (317) 817-6100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             MR. LAWRENCE W. INLOW
                          11825 N. PENNSYLVANIA STREET
                                CARMEL, IN 46032
                                 (317) 817-6163
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                         ------------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED           BE REGISTERED (1)      PER UNIT (2)       OFFERING PRICE        FEE (3)(4)
Debt Securities
Preferred Stock
Depositary Shares
Common Stock................................     $400,000,000            100%            $400,000,000          $137,932
Warrants

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $400,000,000. The Prospectus included herein covers $400,000,000 of securities. In addition, this Registration Statement relates to such presently indeterminate number of securities as may be issuable from time to time upon conversion or exchange of the securities being registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest and dividends, if any.

(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount or the liquidation value of any Preferred Stock.


(4) The Registrant paid $68,956 of this amount on April 11, 1994 upon the initial filing of this Registration Statement in respect of $200,000,000 of Debt Securities and paid an additional $34,483 upon the filing of Amendment No. 1 when the aggregate amount registered was increased to $300,000,000 and paid an additional $34,483 upon the filing of Amendment No. 2 when the aggregate amount registered was increased to $400,000,000. Accordingly, no additional registration fee is payable in connection with this Amendment No. 3.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION


            PRELIMINARY PROSPECTUS SUPPLEMENT DATED JANUARY 3, 1996



P R O S P E C T U S S U P P L E M E N T

------------------------------------


(TO PROSPECTUS DATED JANUARY   , 1996)


                                3,200,000 SHARES


                                     [LOGO]



                                   % PRIDES-SM-


                          CONVERTIBLE PREFERRED STOCK

                                 --------------


    The shares  offered  hereby are  3,200,000  shares of  Preferred  Redeemable
Increased Dividend Equity Securities-SM-,    % PRIDES-SM-, Convertible Preferred
Stock, no par value per share ("PRIDES"), of Conseco, Inc. (the "Company").



    The annual dividend payable with respect to each share of PRIDES is $ . Dividends will be cumulative from the date of issuance and will be payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing February 1, 1996. The liquidation preference applicable to each share of PRIDES is equal to the sum of (i) the per share price to the public shown below and (ii) the amount of accrued and unpaid dividends thereon.



    On February 1, 2000 (the "Mandatory Conversion Date"), unless either previously redeemed or converted at the option of the holder, each of the outstanding shares of PRIDES will mandatorily convert into (i) one share of common stock, no par value per share, of the Company (the "Common Stock"), subject to adjustment in certain events, and (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends thereon.



    Shares of PRIDES are not redeemable prior to February 1, 1999. At any time and from time to time on or after February 1, 1999 until immediately prior to the Mandatory Conversion Date, the Company may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Common
Stock  equal to (A) the sum of (i) $       , declining after February 1, 1999 as
set forth herein to $        until the Mandatory  Conversion Date, and (ii)  all
accrued and unpaid dividends thereon (the "Call Price") divided by (B) the Current Market Price (as defined herein) on the applicable date of determination, but in no event less than of a share of Common Stock, subject to adjustment in certain events.



    At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into of a share of Common Stock (equivalent to a conversion price of $ per share of Common Stock (the "Conversion Price")), subject to adjustment in certain events. The number of shares of Common Stock a holder will receive upon redemption, and the value of the shares received upon conversion, will vary depending on the market price of the Common Stock from time to time, all as set forth herein.



    Dividends on the shares of PRIDES will accrue at a higher rate than the rate at which dividends are currently paid on the Common Stock. The opportunity for equity appreciation afforded by an investment in the shares of PRIDES is less than that afforded by an investment in the Common Stock because the Conversion Price is higher than the per share price to the public of the shares of PRIDES and the Company may, at its option, redeem the shares of PRIDES at any time on or after February 1, 1999 and prior to the Mandatory Conversion Date, and may be expected to do so if, among other circumstances, the Current Market Price of the Common Stock exceeds the Call Price. In such event, a holder of a share of PRIDES will receive less than one share of Common Stock, but no less than of a share of Common Stock. The per share value of the Common Stock received by holders of shares of PRIDES may be more or less than the per share amount paid for the shares of PRIDES offered hereby, due to market fluctuations in the price of the Common Stock. For a detailed description of the terms of the shares of PRIDES, see "Description of PRIDES."



    The shares of PRIDES have been approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, under the symbol "CNCPrE." On January 2, 1996, the last reported sale price of the Common Stock on the NYSE was $63 per share.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS  TO
    WHICH  IT     RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                      OFFENSE.



                                                              PRICE TO        UNDERWRITING      PROCEEDS TO
                                                             PUBLIC(1)        DISCOUNT(2)      COMPANY(1)(3)
Per Share of PRIDES.....................................         $                 $                 $
Total (4)...............................................         $                 $                 $



(1) Plus accrued dividends, if any, from the date of issue.


(2) The  Company  has  agreed  to indemnify  the  Underwriters  against  certain
    liabilities   under   the  Securities   Act   of  1933,   as   amended.  See
    "Underwriting."


(3) Before deducting expenses payable by the Company estimated at $700,000.


(4) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 480,000 shares of PRIDES to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting
    Discount and Proceeds to Company will  be $       , $       , and $        ,
    respectively. See "Underwriting."

                             ---------------------


    The PRIDES are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the PRIDES offered hereby will be made in New York, New York, on or
about January   , 1996.



    -SM-Service mark of Merrill Lynch & Co., Inc.

                             ---------------------

MERRILL LYNCH & CO.


                           DEAN WITTER REYNOLDS INC.


                                                            SALOMON BROTHERS INC

                                  ------------


          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY   , 1996.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES OF PRIDES AND THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              -------------------


    FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA,
NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                              -------------------


    STATE INSURANCE HOLDING COMPANY LAWS AND REGULATIONS APPLICABLE TO THE COMPANY GENERALLY PROVIDE THAT NO PERSON MAY ACQUIRE CONTROL OF THE COMPANY, AND THUS INDIRECT CONTROL OF ITS INSURANCE SUBSIDIARIES, UNLESS SUCH PERSON HAS PROVIDED CERTAIN REQUIRED INFORMATION TO, AND SUCH ACQUISITION IS APPROVED (OR NOT DISAPPROVED) BY, THE APPROPRIATE INSURANCE REGULATORY AUTHORITIES. GENERALLY, ANY PERSON ACQUIRING BENEFICIAL OWNERSHIP OF 10% OR MORE OF THE COMMON STOCK WOULD BE PRESUMED TO HAVE ACQUIRED SUCH CONTROL, UNLESS THE APPROPRIATE INSURANCE REGULATORY AUTHORITIES UPON ADVANCE APPLICATION DETERMINE OTHERWISE.

                         PROSPECTUS SUPPLEMENT SUMMARY



    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THE PROSPECTUS, THIS PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THIS PROSPECTUS SUPPLEMENT ASSUMES THAT THE OVER-ALLOTMENT OPTION GRANTED TO THE UNDERWRITERS WILL NOT BE EXERCISED. ALL FINANCIAL INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), UNLESS OTHERWISE SPECIFIED. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS SUPPLEMENT TO THE "COMPANY" INCLUDE THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES AND AFFILIATES. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE PROSPECTUS UNLESS OTHERWISE PROVIDED HEREIN.



                                  THE COMPANY



    The Company is a financial services holding company engaged primarily in the development, marketing, issuance and administration of annuity, supplemental health and individual life insurance products. In addition, the Company provides investment management, administrative and other fee-based services to affiliates and non-affiliates and, through Conseco Capital Partners II, L.P. ("Partnership II"), engages in the acquisition and restructuring of life insurance companies in partnership with other investors. The Company's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels and to focus resources on the development and expansion of profitable products and strong distribution channels.



    The following chart identifies the three major areas of the Company's operations and its principal subsidiaries and affiliates.



-Bankers Life and Casualty      -Conseco Capital Management     -American Life and Casualty
Insurance Company               ("CCM")                         Insurance Company
("Bankers Life") (88%)          -Bankmark                       ("American Life") (36%)
-Great American Reserve         -Conseco Risk Management
Insurance Company ("GARCO")     -Conseco Mortgage Capital
-Beneficial Standard Life
Insurance Company ("BSLIC")
-National Fidelity Life
Insurance
Company ("National Fidelity")
-Bankers National Life
Insurance
Company ("Bankers National")
-Lincoln American Life Insur-
ance
Company ("Lincoln American")



                                          Companies are wholly-owned unless
                                          otherwise indicated.
                                          % = the Company's approximate total
                                          direct and indirect interest.

    The Company's insurance subsidiaries, which are listed under the "life insurance operations" heading above, collected an aggregate of approximately $1.8 billion of total premiums in the first nine months of 1995 from a diverse portfolio of products. During such period, annuities and other interest-sensitive products accounted for 40% of premiums. Medicare supplement policies, long-term care insurance and other individual health insurance, life insurance and other insurance products accounted for the remaining 60% of premiums.



    The Company's total assets and shareholders' equity at September 30, 1995 were approximately $17.0 billion and $1.0 billion, respectively.



                                  THE OFFERING



Securities...................  The PRIDES  are shares  of convertible  preferred stock  and rank  prior to  the Common  Stock and  on a  parity with the
                               Company's Series  D Cumulative  Convertible Preferred  Stock
                               (the  "Series D Preferred Stock") as to payment of dividends and distribution of assets  upon liquidation. The shares  of
                               PRIDES  mandatorily convert  into shares of  Common Stock on
                               February 1,  2000, the  Mandatory Conversion  Date, and  the
                               Company  has the option  to redeem the  shares of PRIDES, in whole or in part, at  any time and from  time to time on  or after February 1, 1999 and prior to the Mandatory Conversion
                               Date  at the Call Price, payable  in shares of Common Stock.
                               In addition,  the  shares  of PRIDES  are  convertible  into shares  of Common Stock  at the option of  the holder at any time prior to  the Mandatory  Conversion Date  as set  forth below.
Dividends....................  Holders  of  shares of  PRIDES will  be entitled  to receive
                               annual cumulative dividends at  a rate per annum  of   %  of
                               the  stated liquidation preference (equivalent  to a rate of
                               $    per annum for  each share of PRIDES), from the date  of
                               initial  issuance,  payable  quarterly  in  arrears  on each
                               February 1, May 1, August 1, and November 1, or, if any such date is not a business day, on the next succeeding  business day, commencing February 1, 1996. See "Description of PRIDES
                               -- Dividends."
Mandatory Conversion.........  On the Mandatory Conversion Date, unless previously redeemed
                               or   converted,  each  outstanding   share  of  PRIDES  will
                               mandatorily convert  into (i)  one  share of  Common  Stock, subject  to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared  dividends payable  to  a holder  of record  as of  a prior  date). See
                               "Description of PRIDES --  Mandatory Conversion of  PRIDES."
                               The  value  of  the Common  Stock  that may  be  received by holders of shares of PRIDES upon their mandatory  conversion may  be more or less than the  amount paid for the shares of
                               PRIDES offered  hereby due  to  market fluctuations  in  the price of the Common Stock.
Optional Redemption..........  Shares  of PRIDES  are not  redeemable prior  to February 1,
                               1999. At any time and from time to time on or after February
                               1, 1999,  and  ending  immediately prior  to  the  Mandatory
                               Conversion  Date, the Company  may redeem any  or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange  for each share of  PRIDES, the number of shares of Common Stock equal to the Call Price
                               (the  sum of (i) $        , declining after February 1, 1999
                               as set  forth herein  to  $            until  the  Mandatory
                               Conversation  Date and (ii) all accrued and unpaid dividends thereon (other than previously

                               declared dividends payable  to a  holder of record  as of  a prior date)) divided by the Current Market Price (as defined herein)  on the applicable date  of determination, but in no
                               event less than      of a share of Common Stock, subject  to
                               adjustment  as described herein.  See "Description of PRIDES
                               -- Optional  Redemption." The  number  of shares  of  Common
                               Stock  to  be delivered  in payment  of the  applicable Call
                               Price will be determined on the basis of the Current  Market
                               Price  of the Common Stock prior  to the announcement of the redemption, and the  market price  of the  Common Stock  may
                               vary   between  the  date  of  such  determination  and  the
                               subsequent delivery of such shares.
Conversion at the Option of
 the Holder..................  At any time prior to  the Mandatory Conversion Date,  unless previously  redeemed, each share of PRIDES is convertible at
                               the option of  the holder thereof  into      of  a share  of
                               Common Stock (the "Optional Conversion Rate"), equivalent to
                               the  Conversion Price  of $      per share  of Common Stock,
                               subject to  adjustment as  described herein.  The number  of
                               shares   of  Common   Stock  a  holder   will  receive  upon
                               redemption, and  the  value  of  the  shares  received  upon conversion,  will vary depending on  the market price of the
                               Common Stock from time to time, all as set forth herein. The right of  holders to  convert shares  of PRIDES  called  for redemption  will terminate immediately prior to the close of business on the redemption date. See "Description of  PRIDES
                               -- Conversion at the Option of the Holder."
Enhanced Dividend Yield; Less
 Equity Appreciation Than
 Common Stock................  Dividends  will accrue on  the shares of  PRIDES at a higher rate than the rate at which dividends are currently paid  on the  Common Stock.  The opportunity  for equity appreciation afforded by an investment  in the shares  of PRIDES is  less than  that  afforded by  an investment  in the  Common Stock because the Conversion  Price is higher  than the per  share price  to the public of the shares of PRIDES and the Company may, at its option, redeem the shares of PRIDES at any  time on  or after  February 1, 1999,  and prior  to the Mandatory
                               Conversion Date,  and may  be expected  to do  so if,  among other  circumstances, the Current Market Price of the Common
                               Stock after February 1, 1999 exceeds the Call Price. In such event, a holder of a share of PRIDES will receive less  than
                               one  share of Common Stock, but no less than   of a share of
                               Common Stock, subject to  adjustment as described herein.  A holder  may  also  surrender for  conversion  any  shares of
                               PRIDES called for redemption up to the close of business  on the  redemption date, and a holder that so elects to convert
                               will receive     of a  share of  Common Stock  per share  of
                               PRIDES,  subject to adjustment as  described herein. The per share value of Common Stock received by holders of shares of
                               PRIDES may be more  or less than the  per share amount  paid for  the  shares of  PRIDES  offered hereby,  due  to market
                               fluctuations  in  the  price   of  the  Common  Stock.   See
                               "Description  of  PRIDES  -- Enhanced  Dividend  Yield; Less
                               Equity Appreciation Than Common Stock."
Voting Rights................  The holders of shares of PRIDES will have the right with the holders of Common Stock to vote in the election of Directors and upon each other matter coming before any meeting of  the holders  of Common Stock on  the basis of 4/5  of a vote for each share of PRIDES. On such matters,

                               the holders of shares  of PRIDES and  the holders of  Common
                               Stock  will vote together  as one class  except as otherwise provided by law or the Company's Articles of  Incorporation.
                               In  addition, (i) whenever dividends on the shares of PRIDES or any other  series of the  Company's preferred stock  (all series  of  which, including  the shares  of PRIDES  and the
                               Series  D  Preferred  Stock,  hereinafter  are  called   the
                               "Preferred  Stock") with  like voting rights  are in arrears and unpaid  for  six  quarterly  dividend  periods,  and  in certain  other circumstances,  the holders of  the shares of
                               PRIDES (voting separately  as a class)  will be entitled  to vote, on the basis of one vote for each share of PRIDES, for the election of two Directors of the Company, such Directors to  be in addition  to the number  of Directors constituting the Board of Directors immediately  prior to the accrual  of such right, and (ii) the holders of the shares of PRIDES may have  voting rights  with respect to  certain alterations of the Company's Articles  of Incorporation  and certain  other matters, voting on the same basis or separately as a series.
                               See  "Description  of PRIDES  --  Voting Rights"  herein and
                               "Description of Capital Stock" in the Prospectus.
Liquidation Preference and
 Ranking.....................  The shares of PRIDES will rank prior to the Common Stock and on a parity with the Series D Preferred Stock as to  payment of  dividends and  distribution of  assets upon liquidation.
                               The liquidation preference  of each  share of  PRIDES is  an amount  equal to the sum  of (i) the per  share price to the public shown on the cover page of this Prospectus Supplement and (ii)  all  accrued  and unpaid  dividends  thereon.  See
                               "Description  of  PRIDES --  Dividends" and  "-- Liquidation
                               Rights."
NYSE Symbol of Common
 Stock.......................  CNC
Listing......................  The shares of PRIDES have  been approved for listing on  the
                               NYSE,  subject  to official  notice  of issuance,  under the symbol "CNCPrE."
Use of Proceeds..............  The Company  intends  to  use the  net  proceeds  to  reduce outstanding indebtedness. See "Use of Proceeds."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION



    The summary financial data set forth below are derived from the Company's consolidated financial statements. The Company's consolidated balance sheets at December 31, 1993 and 1994, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1992, 1993 and 1994 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference herein. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, should be read in conjunction with the consolidated financial information. The consolidated financial information set forth for the nine months ended September 30, 1994 and 1995, is unaudited; however, in the opinion of the Company's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the nine months ended September 30, 1995, may not be indicative of the results of operations to be expected for a full year.



    The unaudited pro forma consolidated income statement data for the year ended December 31, 1994, of the Company are presented as if the following transactions had all occurred on January 1, 1994: (i) the acquisition of all of the outstanding common stock of CCP Insurance, Inc. ("CCP"), not owned by the Company and related transactions (including the repayment of $250.0 million of principal outstanding under a revolving credit agreement) (the "CCP Merger");
(ii) the increase in the Company's ownership of Bankers Life Holding Corporation ("BLH") to 88 percent as a result of the Company's purchases of common shares of BLH in open market and negotiated transactions and share repurchases by BLH during 1995 (the "BLH Transaction"); (iii) the acquisition of American Life Group, Inc. ("AGP") (formerly The Statesman Group, Inc.) by Partnership II; (iv) the initial public offering of Western National Corporation ("WNC"); and (v) the sale of the Company's remaining 40 percent equity interest in WNC. The unaudited pro forma consolidated income statement data for the nine months ended September 30, 1995, are presented as if the CCP Merger and the BLH Transaction had occurred on January 1, 1994. See "Acquisition of Stock of Affiliates" and the Company's Current Reports on Form 8-K dated December 23, 1994 and August 31, 1995, as amended, which are incorporated by reference herein.


                                                                                   YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------------------
                                                                                    ACTUAL
                                                              ---------------------------------------------------
                                                               1990      1991       1992       1993       1994
                                                              -------  ---------  ---------  ---------  ---------
                                                                                                                    PRO FORMA
                                                                                                                       1994
                                                                                                                   ------------
                                                                                                                   (UNAUDITED)
                                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income.....................................  $ 152.8  $   280.8  $   378.7  $ 1,293.8  $ 1,285.6  $ 1,439.8
Investment activity:
  Net investment income.....................................    581.7      921.4      888.6      896.2      385.7    1,009.2
  Net trading income (losses)...............................      6.0       50.7       35.9       93.1       (4.9)      (5.8)
  Net realized gains (losses)...............................      4.5      123.3      124.3      149.5      (25.6)     (44.5)
Total revenues..............................................    753.3    1,391.8    1,523.9    2,636.0    1,862.0    2,471.7(1)
Interest expense on notes payable...........................     51.5       69.9       46.2       58.0       59.3      142.1
Total benefits and expenses.................................    688.0    1,168.6    1,193.9    2,025.8    1,537.6    2,249.1
Income from continuing operations before extraordinary
 charge.....................................................     41.7      121.0      174.8      308.9      154.4      105.4(1)
Net income..................................................     41.7      116.0      169.5      297.0      150.4
Net income applicable to common shares......................     36.1      109.2      164.0      276.4      131.8
PER SHARE DATA
Income from continuing operations before extraordinary
 charge, fully diluted......................................  $  1.36  $    4.22  $    5.56  $    9.12  $    5.00  $    4.10(1)
Net income, fully diluted...................................     1.36       4.02       5.40       8.77       4.87
Book value per common share outstanding.....................     5.83      15.44      21.86      33.78      20.89


                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                              ------------------------------------

                                                                      ACTUAL
                                                              ----------------------   PRO FORMA
                                                                 1994        1995         1995
                                                              ----------   ---------  ------------

                                                                   (UNAUDITED)        (UNAUDITED)

STATEMENT OF OPERATIONS DATA
Insurance policy income.....................................  $    954.2   $ 1,103.3  $ 1,103.2
Investment activity:
  Net investment income.....................................       213.0       850.5      846.9
  Net trading income (losses)...............................        (3.6)        2.8        2.8
  Net realized gains (losses)...............................       (17.4)       77.8       77.1
Total revenues..............................................     1,328.0     2,066.1    2,061.4
Interest expense on notes payable...........................        37.4        83.9      104.9
Total benefits and expenses.................................     1,052.2     1,780.2    1,803.8
Income from continuing operations before extraordinary
 charge.....................................................       152.5       167.8      111.9(2)
Net income..................................................       150.1       167.8
Net income applicable to common shares......................       136.1       154.0
PER SHARE DATA
Income from continuing operations before extraordinary
 charge, fully diluted......................................  $     4.87   $    6.45  $    4.30(2)
Net income, fully diluted...................................        4.79        6.45
Book value per common share outstanding.....................       20.43       35.69

                                                                                   YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------------------
                                                                                    ACTUAL
                                                              ---------------------------------------------------
                                                               1990      1991       1992       1993       1994
                                                              -------  ---------  ---------  ---------  ---------
                                                                                                                    PRO FORMA
                                                                                                                       1994
                                                                                                                   ------------
                                                                                                                   (UNAUDITED)
                                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA -- PERIOD END
Total assets................................................  $8,371.1 $11,832.4  $11,772.7  $13,749.3  $10,811.9
Notes payable of Conseco....................................    268.9      177.6      163.2      413.0      191.8
Notes payable of Partnership entities, not direct
 obligations of Conseco.....................................    258.1      319.3     --         --          331.1
Notes payable of Bankers Life Holding Corporation, not
 direct obligations of Conseco..............................    --        --          392.0      290.3      280.0
Total liabilities...........................................  8,173.8   11,321.3   11,154.4   12,382.9    9,743.2
Minority interest...........................................     17.1       79.5       24.0      223.8      321.7
Shareholders' equity........................................    180.2      431.6      594.3    1,142.6      747.0
OTHER FINANCIAL DATA (3)
Premiums collected (4)......................................  $1,361.4 $ 1,648.7  $ 1,464.9  $ 2,140.1  $ 1,879.1
Operating earnings (5)......................................     35.1       61.5      114.8      162.0      151.7      159.2
Operating earnings per fully diluted common share (5).......     1.10       2.09       3.60       4.77       4.93       6.21
Shareholders' equity excluding unrealized appreciation
 (depreciation) of fixed maturity securities (6)............      N/A        N/A      560.3    1,055.2      884.7
Book value per common share outstanding, excluding
 unrealized appreciation (depreciation) of fixed maturity
 securities (6).............................................      N/A        N/A      20.49      30.33      27.10


                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                              ------------------------------------

                                                                      ACTUAL
                                                              ----------------------   PRO FORMA
                                                                 1994        1995         1995
                                                              ----------   ---------  ------------

                                                                   (UNAUDITED)        (UNAUDITED)

BALANCE SHEET DATA -- PERIOD END
Total assets................................................  $ 10,887.1   $17,009.1
Notes payable of Conseco....................................       258.6       920.8
Notes payable of Partnership entities, not direct
 obligations of Conseco.....................................       374.4       308.5
Notes payable of Bankers Life Holding Corporation, not
 direct obligations of Conseco..............................       279.8       272.6
Total liabilities...........................................     9,759.3    15,646.7
Minority interest...........................................       341.0       356.7
Shareholders' equity........................................       786.8     1,005.7
OTHER FINANCIAL DATA (3)
Premiums collected (4)......................................  $  1,195.7   $ 2,407.2
Operating earnings (5)......................................       118.2        89.3      105.2
Operating earnings per fully diluted common share (5).......        3.77        3.44       4.04
Shareholders' equity excluding unrealized appreciation
 (depreciation) of fixed maturity securities (6)............       870.7       945.4
Book value per common share outstanding, excluding
 unrealized appreciation (depreciation) of fixed maturity
 securities (6).............................................       28.82       32.71


----------------------------------

(1) Excluded from pro forma total revenues, income from continuing operations before extraordinary charge and income from continuing operations before extraordinary charge per fully diluted common share are $80.8 million, $46.5 million and $1.83, respectively, which amounts relate to the initial public offering of WNC and the sale of the Company's remaining equity interest in WNC.



(2)  Excluded  from   pro  forma  income   from  continuing  operations   before
    extraordinary charge and income from continuing operations before extraordinary charge per fully diluted common share are amounts related to the release of deferred income taxes that are no longer required to be accrued as a result of the CCP Merger and the BLH Transaction of $74.9 million and $2.88, respectively.



(3) Amounts under this heading are included to assist the reader in analyzing the Company's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share or shareholders' equity prepared in accordance with generally accepted accounting principles ("GAAP").



(4) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.



(5) Represents income from continuing operations before extraordinary charge, excluding net trading income (losses) (net of income taxes), net realized gains (losses) on investments (less that portion of amortization of the cost of policies purchased and the cost of policies produced and income taxes relating to such gains) and restructuring activities (net of income taxes).



(6) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which the Company began to do in 1992. Such adjustments are in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in note 1 to the Notes to Consolidated Financial Statements of the Company included in Form 10-K for the year ended December 31, 1994, and in Form 10-Q for the quarter ended September 30, 1995, both of which are incorporated by reference herein.

                    SUMMARY FINANCIAL INFORMATION BY SEGMENT
                                  (UNAUDITED)


                                                                                                                    NINE
                                                                                                                   MONTHS
                                                                                                                    ENDED
                                                                                                                  SEPTEMBER
                                                                          YEAR ENDED DECEMBER 31,                    30,
                                                           -----------------------------------------------------  ---------
                                                             1990       1991       1992       1993       1994       1994
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                                                (DOLLARS IN MILLIONS)
Life Insurance Operations
  Senior market operations (1):
    Operating earnings...................................  $  --      $  --      $     4.8  $    36.9  $    68.9  $    51.4
    Net trading income (losses)..........................     --         --             .7        6.9        (.6)       (.4)
    Net realized gains (losses)..........................     --         --            (.1)       2.9       (3.4)      (2.4)
    Extraordinary charge.................................     --         --         --           (3.1)    --         --
                                                           ---------  ---------  ---------  ---------  ---------  ---------
      Net income.........................................     --         --            5.4       43.6       64.9       48.6
                                                           ---------  ---------  ---------  ---------  ---------  ---------
  Annuity operations (2):
    Operating earnings...................................        1.7       10.9       19.0       24.9       23.7       20.1
    Net trading income (losses)..........................     --            5.3        3.9        5.5        (.2)    --
    Net realized gains (losses)..........................         .2        8.6        4.9        4.2        (.5)        .5
    Extraordinary charge.................................     --         --           (3.9)    --           (2.1)       (.5)
                                                           ---------  ---------  ---------  ---------  ---------  ---------
      Net income.........................................        1.9       24.8       23.9       34.6       20.9       20.1
                                                           ---------  ---------  ---------  ---------  ---------  ---------
  Other life insurance operations (3):
    Operating earnings...................................       12.6       14.0       18.6       27.5       23.5       15.8
    Net trading income (losses)..........................       (1.1)       1.5        1.6        8.6        (.7)       (.4)
    Net realized gains (losses)..........................     --            3.4        4.1       (1.3)      (9.1)      (7.0)
                                                           ---------  ---------  ---------  ---------  ---------  ---------
      Net income.........................................       11.5       18.9       24.3       34.8       13.7        8.4
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Fee-based operations.....................................        8.2       11.2       14.5       14.3       25.1       20.0
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Restructuring income (4).................................     --         --           23.3       83.3       23.2       42.4
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Partnership operations (5):
  Operating earnings.....................................     --         --         --         --            1.5     --
  Net trading income (losses)............................     --         --         --         --         --         --
  Net realized gains (losses)............................     --         --         --         --         --         --
  Extraordinary charge...................................     --         --         --         --         --         --
                                                           ---------  ---------  ---------  ---------  ---------  ---------
      Net income.........................................     --         --         --         --            1.5     --
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Western National Corporation (6):
  Operating earnings.....................................       48.0       56.8       80.6       93.4       43.1       35.0
  Net trading income (losses)............................        5.1       15.7       16.5       32.1        2.6        2.6
  Net realized gains (losses)............................        2.4       25.0        5.1        4.5       (7.1)       (.1)
                                                           ---------  ---------  ---------  ---------  ---------  ---------
      Net income.........................................       55.5       97.5      102.2      130.0       38.6       37.5
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Life Re net income (7)...................................        2.5        8.6       10.6     --         --         --
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Interest and other:
  Interest expense on notes payable......................      (31.2)     (32.7)     (22.2)     (19.9)     (18.0)     (13.4)
  Operating expenses, net of revenue.....................       (6.7)      (7.3)     (11.1)     (15.1)     (16.1)     (10.7)
  Net trading income (losses)............................     --         --         --            (.7)      (1.4)      (1.2)
  Net realized gains (losses)............................     --         --         --             .9        (.1)        .3
  Extraordinary charge...................................     --           (5.0)      (1.4)      (8.8)      (1.9)      (1.9)
                                                           ---------  ---------  ---------  ---------  ---------  ---------
      Net loss...........................................      (37.9)     (45.0)      34.7      (43.6)     (37.5)     (26.9)
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Consolidated earnings:
  Operating earnings.....................................       35.1       61.5      114.8      162.0      151.7      118.2
  Net trading income (losses)............................        4.0       22.5       22.7       52.4        (.3)        .6
  Net realized gains (losses)............................        2.6       37.0       14.0       11.2      (20.2)      (8.7)
  Restructuring income...................................     --         --           23.3       83.3       23.2       42.4
  Extraordinary charge...................................     --           (5.0)      (5.3)     (11.9)      (4.0)      (2.4)
                                                           ---------  ---------  ---------  ---------  ---------  ---------
      Net income.........................................  $    41.7  $   116.0  $   169.5  $   297.0  $   150.4  $   150.1
                                                           ---------  ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------  ---------


                                                             1995
                                                           ---------

Life Insurance Operations
  Senior market operations (1):
    Operating earnings...................................  $    54.4
    Net trading income (losses)..........................         .9
    Net realized gains (losses)..........................        2.1
    Extraordinary charge.................................     --
                                                           ---------
      Net income.........................................       57.4
                                                           ---------
  Annuity operations (2):
    Operating earnings...................................       23.7
    Net trading income (losses)..........................         .7
    Net realized gains (losses)..........................         .9
    Extraordinary charge.................................     --
                                                           ---------
      Net income.........................................       25.3
                                                           ---------
  Other life insurance operations (3):
    Operating earnings...................................       11.0
    Net trading income (losses)..........................       (1.2)
    Net realized gains (losses)..........................       (1.1)
                                                           ---------
      Net income.........................................        8.7
                                                           ---------
Fee-based operations.....................................       17.3
                                                           ---------
Restructuring income (4).................................       74.9
                                                           ---------
Partnership operations (5):
  Operating earnings.....................................        7.9
  Net trading income (losses)............................         .1
  Net realized gains (losses)............................        3.9
  Extraordinary charge...................................     --
                                                           ---------
      Net income.........................................       11.9
                                                           ---------
Western National Corporation (6):
  Operating earnings.....................................     --
  Net trading income (losses)............................     --
  Net realized gains (losses)............................     --
                                                           ---------
      Net income.........................................     --
                                                           ---------
Life Re net income (7)...................................     --
                                                           ---------
Interest and other:
  Interest expense on notes payable......................      (18.2)
  Operating expenses, net of revenue.....................       (6.8)
  Net trading income (losses)............................       (1.0)
  Net realized gains (losses)............................       (1.7)
  Extraordinary charge...................................     --
                                                           ---------
      Net loss...........................................      (27.7)
                                                           ---------
Consolidated earnings:
  Operating earnings.....................................       89.3
  Net trading income (losses)............................        (.4)
  Net realized gains (losses)............................        4.0
  Restructuring income...................................       74.9
  Extraordinary charge...................................     --
                                                           ---------
      Net income.........................................  $   167.8
                                                           ---------
                                                           ---------


------------------------------

(1) The senior market operations segment reflects the operations of BLH, whose primary subsidiary is Bankers Life.

(2) The annuity operations segment reflects the operations of GARCO and BSLIC, which were previously subsidiaries of CCP.



(3) The other life insurance operations segment reflects the operations of the Company's wholly owned subsidiaries, Bankers National, National Fidelity and Lincoln American. New sales of insurance products are not currently being pursued by these companies.



(4) Restructuring income was recorded: (a) in 1992, for: (i) incentive earnings allocations (which are distributed to the Company when the total returns realized by other partners exceed prescribed targets) from Conseco Capital Partners, L.P. ("Partnership I") based on the returns resulting from the value of the CCP shares distributed to the partners; (ii) the gain which resulted from the sale of the Company's ownership interest in Life Re Corporation; and (iii) the Company's share of the gain realized from the public sale of shares of CCP; (b) in 1993 for: (i) incentive earnings allocations from Partnership I, based on the returns resulting from the value of the BLH shares distributed to the partners; and (ii) from the Company's share of the gain realized from the public sale of shares of BLH;
    (c) in 1994, from the gain realized from the sale of WNC, net of expenses incurred in conjunction with a terminated acquisition; and (d) in 1995, as the result of the release of deferred income taxes that are no longer required to be accrued as a result of the CCP Merger and the BLH Transaction.



(5) Partnership operations reflect the operations of AGP, whose primary subsidiary is American Life.



(6) On February 15, 1994, the Company sold 60 percent of its equity interest in WNC in connection with an initial public offering. On December 23, 1994, the Company sold its remaining 40 percent equity interest in WNC.



(7) In 1992, the Company sold its equity interest in Life Re Corporation in connection with an initial public offering.

                                  THE COMPANY



    The Company is a financial services holding company engaged primarily in the development, marketing, issuance and administration of annuity, supplemental health and individual life insurance products. In addition, the Company provides investment management, administrative and other fee-based services to affiliates and non-affiliates, and, through Partnership II, engages in the acquisition and restructuring of life insurance companies in partnership with other investors. The Company's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels and to focus resources on the development and expansion of profitable products and strong distribution channels.



    The Company's insurance subsidiaries included in its life insurance operations segment, collected an aggregate of approximately $1.8 billion of total premiums in the first nine months of 1995 from a diverse portfolio of products. During such period, annuities and other interest-sensitive products accounted for 40% of premiums. Medicare supplement policies, long-term care insurance and other individual health insurance, life insurance and other policies accounted for the remaining 60% of premiums.



    The Company's total assets and shareholders' equity at September 30, 1995 were approximately $17.0 billion and $1.0 billion, respectively.



    The Company was organized in 1979 as an Indiana corporation and commenced operations in 1982. Its executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and its telephone number is (317) 817-6100.



LIFE INSURANCE OPERATIONS



    The Company's life insurance operations are conducted through three segments: (i) senior market operations, consisting of the activities of BLH;
(ii) annuity operations, consisting of the activities of the Company's annuity companies (GARCO and BSLIC); and (iii) other life insurance operations, consisting of the activities of the Company's other wholly owned subsidiaries (National Fidelity, Bankers National and Lincoln American), which have profitable blocks of business but do not currently market their products to new customers. GARCO and BSLIC were subsidiaries of CCP prior to the CCP Merger. See "Acquisition of Stock of Affiliates -- CCP Insurance, Inc."



    SENIOR MARKET OPERATIONS



    BLH, with total assets of approximately $4.7 billion at September 30, 1995, markets health and life insurance and annuity products primarily to senior citizens through approximately 200 branch offices and approximately 3,300 career agents. Most of BLH's agents sell only BLH policies. Approximately 55 percent of the $1,143.7 million of direct premiums collected by BLH in the nine months ended September 30, 1995, were from the sale of individual health insurance products, principally Medicare supplement and long-term care policies. BLH believes that its success in the individual health insurance market is attributable in large part to its career agency force, which permits one-on-one contacts with potential policyholders and builds loyalty to BLH among existing policyholders. Its efficient and highly automated claims processing system is designed to complement its personalized marketing strategy by stressing prompt payment of claims and rapid response to policyholder inquiries.



    ANNUITY OPERATIONS



    The annuity companies, with total assets of $5.4 billion at September 30, 1995, market, issue and administer annuity, life and employee benefit-related insurance products through two cost-effective distribution channels: (i)
educator market specialists, who sell tax-qualified annuities and certain employee benefit-related insurance products primarily to school teachers and administrators; and (ii) professional independent producers who sell various annuity and life insurance products aimed primarily at the retirement market. Approximately 88 percent of the $557.3 million of total premiums collected in the nine months ended September 30, 1995, was from the sale of annuity products.

    OTHER LIFE INSURANCE OPERATIONS



    The Company's other life insurance subsidiaries had total assets of approximately $.9 billion at September 30, 1995. These subsidiaries have profitable in-force blocks of many annuity and life products, but do not currently market their products to new customers. Premiums collected totaled $59.2 million in the nine months ended September 30, 1995, including $5.1 million of premiums from deposit funds maintained by employee benefit plans of the Company.



FEE-BASED OPERATIONS



    The Company provides all affiliated and other unaffiliated clients with various services including investment management, mortgage origination and servicing, policy administration, data processing, product marketing and executive management services. In addition, subsidiaries of the Company earn fees by: (i) providing marketing services to financial institutions related to the distribution of insurance and investment products; (ii) providing financing services to Partnership II; and (iii) distributing property and casualty insurance products as an independent agency. Total fees from affiliates and nonaffiliates were $30.2 million, $49.0 million, $71.0 million and $49.4 million for the years ended 1992, 1993 and 1994, and the nine months ended September 30, 1995, respectively. To the extent that these services are provided to entities that are included in the financial statements on a consolidated basis, the intercompany fees are eliminated in consolidation. Earnings in this segment increase when the Company adds new clients (either affiliated or unaffiliated) and when the Company increases the fee-producing activities conducted for clients.



PARTNERSHIP OPERATIONS



    Since the Company commenced operations in 1982, it has completed 12 acquisitions of insurance companies and related businesses, the first seven as wholly owned subsidiaries and the last five through its acquisition partnerships. Partnership I was dissolved in 1993 after distributing to its partners the securities of the companies it had acquired. In early 1994, the Company formed Partnership II, its second acquisition partnership, to invest in acquisitions of life insurance companies and related businesses. A wholly owned subsidiary of the Company is the sole general partner of Partnership II, as was the case with Partnership I. Partnership II has equity capital commitments (after deducting commitments used to invest in AGP) totaling $552.4 million from limited partner investors, primarily large institutional investors. Such commitments to Partnership II include $155.0 million from Conseco's subsidiaries. In addition, certain executive officers and directors of the Company have remaining commitments to Partnership II of $26.8 million.



    The Company believes the use of the partnership vehicle for acquisitions of life insurance companies enables it to: (i) broaden its access to the capital markets; (ii) increase the size and number of potential acquisitions it can effect; and (iii) generate recurring fee income through management of the acquired companies and their investments. The Company participates in the acquisitions effected by Partnership II through: (i) its direct and indirect ownership interest in Partnership II; and (ii) incentive compensation fees payable (if Partnership II generates returns in excess of prescribed targets) by Partnership II to the Company's wholly owned subsidiary that acts as general partner of Partnership II. Partnership II completed the acquisition of 80 percent of the common stock of AGP in September 1994 and expects to make additional acquisitions using partnership equity capital, together with mezzanine and debt financing from various sources.



    AGP, with total assets of approximately $6.0 billion at September 30, 1995, is a financial services holding company engaged primarily in the development, marketing, underwriting, issuance and administration of annuity and life insurance products. AGP collected $647.0 million of insurance premiums and annuity deposits in the nine months ended September 30, 1995.



    The Company believes that the consolidation of the U.S. life insurance industry will continue, and the Company intends to participate in this process. The Company believes that, under appropriate circumstances, it is more advantageous to acquire companies with large books of in-force life and health insurance and annuities than to produce new business because initial underwriting costs have already been incurred and mature business is generally less likely to terminate, making more predictable profit analysis possible.

ADMINISTRATION



    The Company minimizes operating expenses by centralizing, standardizing and more efficiently performing many functions common to most life insurance companies. These functions include underwriting and policy administration, accounting and financial reporting, marketing, regulatory compliance, actuarial services and asset management.



    The Company's centralized management techniques resulted in significant employee reductions and expense savings in the nine insurance companies acquired between 1985 and 1992. The ratio of aggregate operating expenses (excluding commissions) to premiums collected for these nine companies was reduced from 11 percent for the last year prior to acquisition to 7.9 percent for the second full year following acquisition. The ratio of such expenses to total assets of these companies decreased from 3.4 percent to 1.6 percent in the same periods.



    The administration  of BLH's  individual health  insurance products,  unlike that  of  life  insurance  or  annuities,  involves  a  high  volume  of  claims processing, multiple contacts with policyholders and generally higher operational costs. In 1994, BLH processed more than five million policyholder claims. BLH has developed an efficient and highly automated policyholder administration operation to minimize the costs of such large volume processing and deliver a high level of service to its policyholders, with special emphasis on the prompt payment of claims. In most cases, BLH mails a check within a week of receiving a claim from a policyholder. BLH believes that its promptness in processing policyholder claims is a major reason for its strong reputation for service and the above-average persistency of its Medicare supplement products.



INVESTMENTS



    Conseco Capital Management, Inc. ("CCM"), a registered investment adviser wholly owned by the Company, manages the investment portfolios of the Company's wholly owned subsidiaries, BLH, AGP and several nonaffiliated clients. CCM had approximately $27.5 billion of assets (at fair value) under management at September 30, 1995, of which $14.0 billion were assets of affiliated companies and $13.5 billion were assets of nonaffiliated companies. CCM's investment philosophy is to maintain a largely investment grade fixed-income portfolio, provide adequate liquidity for expected liability durations and other requirements and maximize total return through active investment management.



    Investment activities are an integral part of the Company's business; investment income is a significant component of the Company's total revenues. Profitability is significantly affected by spreads between interest yields on investments and rates credited on insurance liabilities. Although substantially all credited rates on single premium deferred annuities and flexible premium deferred annuities may be changed annually, changes in crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the impact of the level of surrenders and withdrawals, may limit the Company's ability to adjust or to maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions. As of September 30, 1995, the average yield, computed on the cost basis of the Company's investment portfolio, was 8.3 percent and the average interest rate credited on the Company's liability portfolio was 5.8 percent.



    The Company seeks to balance the duration of its invested assets with the expected duration of benefit payments arising from insurance liabilities. At September 30, 1995, the adjusted modified duration of fixed maturities, trading securities and short-term investments was 6.2 years. At September 30, 1995, the duration of the Company's insurance liabilities was 6.3 years.

    The carrying values of the Company's investments at September 30, 1995 were as follows:



                                                                                          PERCENT OF TOTAL
INVESTMENT CATEGORY                                                                        INVESTED ASSETS
---------------------------------------------------------------------  CARRYING VALUE(1)  -----------------
                                                                       -----------------
                                                                         (IN MILLIONS)
Fixed maturities at fair value:
  U.S. government securities.........................................     $     264.7                 2%
  Obligations of states and political subdivisions and foreign
   government obligations............................................            92.7                 1
  Public utility bonds...............................................         2,422.5                17
  Other corporate bonds..............................................         5,619.6                40
  Mortgage-backed securities.........................................         4,103.8                30
                                                                       -----------------            ---
    Total fixed maturities...........................................        12,503.3                90
Equity securities....................................................            38.8                 *
Mortgage loans on real estate........................................           351.9                 2
Credit-tenant loans..................................................           246.1                 2
Policy loans.........................................................           313.2                 2
Short-term investments...............................................           205.5                 1
Other invested assets................................................            74.2                 1
Assets held in separate accounts.....................................           216.8                 2
                                                                       -----------------            ---
    Total investments................................................     $  13,949.8               100%
                                                                       -----------------            ---
                                                                       -----------------            ---


------------------------

*   Less than one percent



(1) Carrying value represents the value for each investment category that is reflected in the Company's consolidated financial statements (see note 1 to the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference herein).



    The following table sets forth fixed maturity investments at September 30, 1995, classified by rating categories. The category assigned is the highest rating by Standard & Poor's Corporation ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's"), or as to $182.9 million carrying value of fixed maturities not rated by such firms, the rating assigned by the National Association of Insurance Commissioners ("NAIC"). For purposes of the table, NAIC Class 1 is included in the "A" rating; Class 2, "BBB-"; Class 3, "BB-" and Classes 4 to 6, "B+ and below."



                                                                               PERCENT OF CARRYING VALUE
                                                                       ------------------------------------------
INVESTMENT RATING                                                       FIXED MATURITIES      TOTAL INVESTMENTS
---------------------------------------------------------------------  -------------------  ---------------------
AAA..................................................................              36%                   32%
AA...................................................................               9                     8
A....................................................................              25                    23
BBB+.................................................................               8                     7
BBB..................................................................              10                     9
BBB-.................................................................               7                     6
                                                                                                         --
                                                                                  ---
  Investment grade...................................................              95                    85
                                                                                                         --
                                                                                  ---
BB+..................................................................               2                     2
BB...................................................................               1                     1
BB-..................................................................               1                     1
B+ and below.........................................................               1                     1
                                                                                                         --
                                                                                  ---
  Below investment grade.............................................               5                     5
                                                                                                         --
                                                                                  ---
  Total fixed maturities.............................................             100%                   90%
                                                                                                         --
                                                                                                         --
                                                                                  ---
                                                                                  ---

    Fixed maturities which were below investment grade had an amortized cost of $639.4 million and an estimated fair value of $648.1 million at September 30, 1995. At such date, less than .5 percent of the aggregate carrying value of all fixed maturities held by the Company had defaulted as to principal or interest.



    At September 30, 1995, fixed maturity investments included $4.1 billion of mortgage-backed securities (33 percent of the carrying value of the fixed maturity investment portfolio), of which $2.6 billion were collateralized mortgage obligations ("CMOs") and $1.5 billion were pass-through securities. CMOs are securities backed by pools of pass-through securities and/or mortgages that are segregated into sections or "tranches." These securities provide for sequential retirement of principal, rather than the pro rata share of principal return which occurs through regular monthly principal payments on pass-through securities.



    The yield characteristics of mortgage-backed securities differ from those of traditional fixed income securities. Interest and principal payments occur more frequently, often monthly, and mortgage-backed securities are subject to risks associated with variable prepayments. Prepayment rates are influenced by a number of factors which cannot be predicted with certainty, including the relative sensitivity of the underlying mortgages backing the assets to changes in interest rates, a variety of economic, geographic and other factors and the repayment priority of the securities in the overall securitization structures.



    In general, prepayments on the underlying mortgage loans, and the securities backed by these loans, increase when the level of prevailing interest rates declines significantly below the interest rates on such loans. Mortgage-backed securities purchased at a discount to par will experience an increase in yield when the underlying mortgages prepay faster than expected. Those securities purchased at a premium that prepay faster than expected will incur a reduction in yield. When declines in interest rates occur, the proceeds from the prepayment of mortgage-backed securities are likely to be reinvested at lower rates than the Company was earning on the prepaid securities. As the level of prevailing interest rates increases, prepayments on mortgage-backed securities decrease, as fewer underlying mortgages are refinanced. When this occurs, the average maturity and duration of the mortgage-backed securities increase, which decreases the yield on mortgage-backed securities purchased at a discount because the discount is realized as income at a slower rate and increases the yield on those purchased at a premium as a result of a decrease in annual amortization of the premium.



    At September 30, 1995, the Company held mortgage loan investments with a carrying value of $351.9 million (or 2.5 percent of total invested assets). Approximately 97 percent of the carrying value of mortgage loan investments was attributable to commercial loans. Non-current mortgage loans were not significant at September 30, 1995. The Company realized losses of $1.4 million on mortgage loans for the nine months ended September 30, 1995.



    Credit-tenant loans are loans on commercial properties where the lease of the principal tenant is assigned to the lender and the principal tenant, or any guarantor of such tenant's obligations, has a credit rating at the time of origination of the loan of at least BBB- or its equivalent. The Company's underwriting guidelines consider such factors as: (i) the lease term of the property; (ii) the mortgagee's management ability, including business experience, property management capabilities and financial soundness; and (iii) such economic, demographic or other factors that may affect the income generated by the property, or its value. The underwriting guidelines also generally require a loan-to-value ratio of 75 percent or less. Credit-tenant loans are carried at amortized cost and had a carrying value of $246.1 million at September 30, 1995, or 1.8 percent of total invested assets.



    Short-term investments totaled $205.5 million, or 1.5 percent of invested assets at September 30, 1995, and consisted primarily of commercial paper and repurchase agreements relating to government securities.



POTENTIAL TAX LEGISLATION



    Current federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by an annuitant. Taxes, if any, are payable on the accumulated tax-deferred earnings when those earnings are paid to the annuitant. In the event that the federal income tax laws are changed such that accumulated earnings on annuity products do not enjoy the tax deferral described above, or such that additional savings and investment products were to achieve similar tax deferral status, or such that tax rates were significantly lower so that the annuitant's ability to defer income tax on annuity earnings was no longer a significant factor for the policyholder, consumer demand for the affected annuity products could decline materially and the profitability of such products could decrease. From time to time proposals to some of these effects have been made in Congress and no assurance can be given that such a tax law change will not occur in the future. If the demand for or profitability of its annuity products were to decrease significantly for any reason, the Company's operations and financial condition could be materially and adversely affected.



DEVELOPMENTS AFFECTING THE COMPANY



    On October 31, 1995 A.M. Best Company ("A.M. Best") reduced its claims-paying ability ratings on BSLIC, GARCO and Bankers Life from "A
(Excellent)" to "A- (Excellent)". An important competitive factor for life insurance companies is the ratings they receive from nationally recognized rating organizations. Agents, insurance brokers, marketing companies and financial institutions who market the Company's products and prospective purchasers of the Company's products use the ratings of an insurer as one factor in determining which insurer's annuity to market or purchase. A.M. Best's ratings are based upon factors relevant to policyholders, agents and intermediaries and are not directed toward the protection of investors. Such ratings are not recommendations to buy, sell or hold securities. A.M. Best reviews its ratings of insurance companies from time to time. There can be no assurance that any particular rating will continue for any given period of time or that it will not be changed or withdrawn entirely if, in the judgment of the rating agency, circumstances so warrant. If the A.M. Best ratings of BSLIC, GARCO or Bankers Life were downgraded from their current levels, sales of their products and the persistency of their in force business could be materially and adversely affected.



                       ACQUISITION OF STOCK OF AFFILIATES



CCP INSURANCE, INC.



    On August 31, 1995, the Company completed the purchase of all of the shares of common stock of CCP it did not previously own (representing 51 percent of CCP's total outstanding shares). As a result, CCP's subsidiaries (GARCO and BSLIC) became wholly owned subsidiaries of the Company, and CCP's accounts are now consolidated with those of the Company. The Company's consolidated statement of operations for periods in 1995 prior to the CCP Merger has been restated to reflect the operations of CCP on a consolidated basis. Such restatement had no effect on the net income or shareholders' equity reported by the Company.



    A total of 11.8 million shares were purchased for $273.9 million in the CCP Merger. Income tax expense was reduced by $8.4 million in the third quarter of 1995 as a result of the release of deferred income taxes previously accrued on income related to CCP. Such deferred tax is no longer required because the CCP Merger was completed without incurring additional tax.



    The CCP Merger (including the repayment of $251.0 million outstanding under the Company's revolving credit facility) was funded with available cash and borrowings from a new $600.0 million credit facility (the "Credit Agreement"). The sources and uses of the financing to complete the CCP Merger are summarized below (dollars in millions):



Sources of funds:
  Credit Agreement..........................................  $   530.0
  Cash on hand..............................................        9.7
                                                              ---------
    Total sources...........................................  $   539.7
                                                              ---------
                                                              ---------
Uses of funds:
  Purchase of all common equity interest in CCP not owned by
   the Company..............................................  $   273.9
  Settlement of outstanding stock options of CCP............        5.4
  Repayment of revolving credit facility of the Company.....      251.0
  Debt issuance and other transaction costs.................        9.4
                                                              ---------
    Total uses..............................................  $   539.7
                                                              ---------
                                                              ---------

    The Credit Agreement has two tranches. One tranche permits maximum principal borrowings of $350.0 million ("Tranche A") and the other tranche permits maximum principal borrowings of $250.0 million ("Tranche B"). On the CCP Merger date, the Company borrowed $280.0 million under Tranche A and $250.0 million under Tranche B.



    Tranche A and Tranche B borrowings bear interest at rates based on either an offshore rate or a base rate. Offshore rates are equal to the reserve adjusted Interbank Offered Rate plus an applicable margin based on: (i) the Company's aggregate outstanding bank debt; and (ii) the rating of the Company's senior notes by Moody's and Standard & Poor's. Such margin varies from .75 percent to
1.75 percent. Base rates are equal to the bank's reference rate plus the offshore rate margin less 1.25 percent (provided such margin is not less than zero). The interest rate on both Tranche A and Tranche B borrowings was 7.5 percent on September 30, 1995.



    The principal amounts borrowed are payable according to the following schedule (dollars in millions):



                                                                TRANCHE A    TRANCHE B
                                                               -----------  -----------
1998.........................................................   $    10.0    $  --
1999.........................................................        65.0        250.0(a)
2000.........................................................        65.0       --
2001.........................................................       140.0       --
                                                               -----------  -----------
  Total principal amounts....................................   $   280.0    $   250.0
                                                               -----------  -----------
                                                               -----------  -----------


------------------------

(a) The repayment date can be extended for an additional year on each extension date to the year 2001 subject to defined conditions.



    Mandatory prepayments are required as follows: (i) from 50 percent of excess cash flow (the excess of amounts that may be payable to the parent company from subsidiaries over dividends, expenses and other cash payments of the parent company), commencing with the year 1997; (ii) upon the sale or disposition of any significant assets other than in the ordinary course of business; and (iii) upon the sale or issuance of debt or equity securities of Conseco or any of its subsidiaries. See "Use of Proceeds." The Credit Agreement is secured by, among other things, pledges of: (i) the capital stock of the Company's wholly owned subsidiaries; and (ii) the capital stock of BLH owned by the Company.



BANKERS LIFE HOLDING CORPORATION



    On June 28, 1995, the Company completed a program to acquire additional shares of BLH common stock. A total of 12.8 million shares was purchased for $262.4 million in open market and negotiated transactions during 1995. The shares purchased represented 24 percent of the then outstanding shares of BLH common stock, increasing the Company's ownership of BLH to 82 percent (85 percent including shares of BLH owned by CCP) as of June 30, 1995. The acquisition of such shares was funded with available cash, proceeds from the Company's revolving credit facility and a $32.0 million loan from CCP. Income tax expense was reduced by $66.5 million in the second quarter of 1995 as a result of the release of deferred income taxes previously accrued on income related to BLH. Such deferred tax is no longer required since the Company is permitted to file a consolidated tax return with BLH and the income this tax relates to can be distributed to the Company without the payment of tax.



    In August 1995 BLH expanded its previously announced common share repurchase program from two million to five million shares. During the third and fourth quarters of 1995, BLH repurchased 2.2 million shares of its common stock under this program at a cost of $42.1 million, increasing the Company's ownership interest in BLH to 88 percent as of December 31, 1995.



    On August 25, 1995 Standard & Poor's reduced its rating of the Company's senior debt from BBB- to BB+, and on September 1, 1995 Moody's reduced its rating of the Company's senior debt from Ba1 to Ba2. Such reductions reflected primarily the increased financial leverage incurred by the Company in connection with the CCP Merger and the Company's acquisition of additional shares of BLH common stock.

                                USE OF PROCEEDS



    The net proceeds from the sale of the PRIDES will be used to reduce amounts borrowed under Tranche A of the Credit Agreement. The Credit Agreement was entered into on August 31, 1995 in connection with the closing of the CCP Merger and the refinancing of the Company's prior credit facility. As of December 29, 1995, the interest rate on Tranche A borrowings was 7.475 percent. Principal amounts borrowed under Tranche A must be repaid in annual installments commencing in 1998, subject to certain prepayment obligations. See "Acquisition of Stock of Affiliates -- CCP Insurance, Inc."



                                 CAPITALIZATION



    The following table sets forth the unaudited consolidated capitalization of the Company as of September 30, 1995 and as adjusted to give effect to the sale by the Company of the 3,200,000 shares of PRIDES offered hereby and the application of the net proceeds therefrom, as described in "Use of Proceeds." This table should be read in conjunction with the Company's consolidated financial statements and the notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.



                                                                                             SEPTEMBER 30, 1995
                                                                                           ----------------------
                                                                                                          AS
                                                                                            ACTUAL    ADJUSTED (1)
                                                                                           ---------  -----------
                                                                                           (DOLLARS IN MILLIONS)
LONG-TERM DEBT (2):
  Notes payable of Conseco...............................................................  $   920.8   $   726.4
  Notes payable of Partnership II entities, not direct obligations of Conseco............      308.5       308.5
  Notes payable of Bankers Life Holding Corporation, not direct obligations of Conseco...      272.5       272.5
                                                                                           ---------  -----------
    Total long-term debt.................................................................    1,501.8     1,307.4
                                                                                           ---------  -----------
Minority interest........................................................................      356.7       356.7
                                                                                           ---------  -----------
SHAREHOLDERS' EQUITY:
     % PRIDES, convertible preferred stock, no par value; 3,680,000 shares authorized;
   3,200,000 shares outstanding..........................................................     --           201.6
  Series D Preferred Stock...............................................................      283.5       283.5
  Common stock and additional paid-in capital, no par value, 500,000,000 shares
   authorized, 20,233,840 shares outstanding.............................................      154.8       148.6
  Unrealized appreciation (depreciation) of securities (net of $34.9 deferred income
   taxes)................................................................................       56.7        56.7
  Retained earnings......................................................................      510.7       509.7
                                                                                           ---------  -----------
    Total shareholders' equity...........................................................    1,005.7     1,200.1
                                                                                           ---------  -----------
        Total capitalization.............................................................  $ 2,864.2   $ 2,864.2
                                                                                           ---------  -----------
                                                                                           ---------  -----------


------------------------

(1)  Adjusted to reflect the sale of  3,200,000 shares of PRIDES offered hereby,
    net  of  estimated   underwriting  discount  and   offering  expenses,   and
    application of the net proceeds from such sale.



(2) For information concerning the terms and maturities of the long-term debt, see the notes to the Company's consolidated financial statements included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS



    The Company's Common Stock is listed on the NYSE under the symbol CNC. The closing price for the Common Stock on January 2, 1996 was $63. The following table sets forth the quarterly dividends paid per share and the ranges of high and low sales prices per share on the NYSE for the last two fiscal years, based upon information supplied by the NYSE.



                                                                                  MARKET PRICE
                                                                              --------------------   DIVIDEND
PERIOD                                                                          HIGH        LOW        PAID
----------------------------------------------------------------------------  ---------  ---------  -----------
1994:
  First Quarter.............................................................  $  66 1/4  $  53 1/8   $   0.125
  Second Quarter............................................................     58 1/8     46 3/8       0.125
  Third Quarter.............................................................     52 3/8     43 1/4       0.125
  Fourth Quarter............................................................     46 1/4     35 7/8       0.125
1995:
  First Quarter.............................................................  $  48 5/8  $  32 1/2   $   0.125
  Second Quarter............................................................     46 5/8     39 1/8       0.125
  Third Quarter.............................................................     53 1/4     45 1/2       0.020
  Fourth Quarter............................................................     63 1/8     50 7/8       0.020
1996:
  First Quarter (through January 2, 1996)...................................  $      63  $  62 1/2   $   0.020



    As of December 15, 1995, there were approximately 13,000 holders of the outstanding shares of Common Stock, including individual participants in securities position listings.



    The Company's Board of Directors has adopted a policy of paying regular quarterly cash dividends on its Common Stock. In March 1995, the Company reduced its quarterly cash dividend to $.02 per share, effective with the dividend paid in July 1995. The Company's general policy is to retain most of its earnings. The declaration and payment of future dividends on the Common Stock will be at the discretion of the Board of Directors of the Company and will depend on the Company's earnings and financial condition, capital requirements of the Company and its subsidiaries, regulatory considerations and other factors the Board of Directors deems relevant. Accordingly, there is no requirement or assurance that dividends will be paid.



    In February 1993, the Company issued 5,750,000 shares ($287.5 million liquidation value) of Series D Preferred Stock, on which dividends ($3.25 per share) are cumulative from the date of original issue and are payable quarterly, commencing April 15, 1993. The terms of the Series D Preferred Stock prohibit the payment of cash dividends on capital stock ranking junior to the Series D Preferred Stock if the Company is not current in its dividend payments on the Preferred Stock. The Company paid dividends on the Series D Preferred Stock of $18.6 million during each of 1995 and 1994, and $13.5 million during 1993, and is current on its payments.



    The Company is a holding company. All of its operating income is generated by its subsidiaries. The Company must rely on dividends or other payments from its subsidiaries to generate the funds necessary to meet the Company's obligations. The ability of such subsidiaries to pay such dividends or other amounts will be subject to, among other things, applicable state laws, including, in the case of insurance subsidiaries, state insurance laws. These state insurance laws and regulations limit the ability of insurance subsidiaries to make cash dividends, loans or advances to a holding company such as the Company. However, these laws generally permit the payment, without prior notice or regulatory approval, of dividends by subsidiaries which, when aggregated with other dividends paid during the 12 months preceding the proposed dividend, do not exceed the greater of: (i) the subsidiary's net gain from operations for the prior calendar year, or (ii) 10% of the subsidiary's surplus at the prior year-end, both computed on the statutory basis of accounting prescribed for insurance companies. Any proposed dividend in excess of the amount determined pursuant to the foregoing formula would be characterized as an "extraordinary dividend" requiring prior regulatory approval. In any case, the maximum amount of dividends that an insurance company may pay is, in general, limited to its earned surplus, also known as unassigned funds. Finally, the maximum dividend permitted by law is not necessarily indicative of an insurer's actual ability to pay dividends, which may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's ratings or competitive position, the amount of premiums that can be written by such insurer and its ability to pay future dividends.



                             DESCRIPTION OF PRIDES



    THE FOLLOWING DESCRIPTION OF THE TERMS OF SHARES OF PRIDES OFFERED HEREBY SUPPLEMENTS AND, TO THE EXTENT INCONSISTENT THEREWITH, REPLACES THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE PREFERRED STOCK SET FORTH IN THE ACCOMPANYING PROSPECTUS. THE SUMMARY CONTAINED HEREIN OF THE TERMS OF SHARES OF PRIDES DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION AND FORM OF ARTICLES OF AMENDMENT RELATING TO SHARES OF PRIDES (THE "ARTICLES OF AMENDMENT"), A COPY OF EACH OF WHICH EITHER HAS BEEN OR WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") AS AN EXHIBIT TO OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART. THE STATED ANNUAL DIVIDEND, CERTAIN OF THE CALL PRICES (AS DEFINED HEREIN) AND THE OPTIONAL CONVERSION RATE (AS DEFINED HEREIN) APPLICABLE TO THE SHARES OF PRIDES HAVE BEEN ROUNDED.



    The Company's Board  of Directors  has adopted  resolutions authorizing  the
issuance of up to 3,680,000 shares of     % PRIDES, Convertible Preferred Stock,
no par value per share.



DIVIDENDS



    Holders of shares of PRIDES will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends from January , 1996, the date of initial issuance of the shares of PRIDES, at the rate of % per annum of the stated liquidation preference per
share (equivalent to $       per annum or $       per quarter for each share  of
PRIDES), payable quarterly in arrears on the 1st of February, May, August and November or, if any such date is not a business day, on the next succeeding business day; provided, however, that, with respect to any dividend period during which a redemption occurs, the Company may, at its option, declare accrued dividends to, and pay such dividends on, the date fixed for redemption, in which case such dividends would be payable in cash to the holders of shares of PRIDES as of the record date for such dividend payment and would not be included in the calculation of the related Call Price as set forth below. The first dividend period will be from January , 1996, the date of initial issuance of the shares of PRIDES, to but excluding February 1, 1996, and the first dividend will be payable on February 1, 1996. Dividends will cease to accrue in respect of the shares of PRIDES on the Mandatory Conversion Date or on the date of their earlier conversion or redemption.



    Dividends will be payable to holders of record as they appear on the stock register of the Company on such record date, not less than 10 days nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends payable on shares of PRIDES for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month.



    Dividends on shares of PRIDES will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on shares of PRIDES shall cumulate as of the dividend payment date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends on shares of PRIDES.



    The shares of PRIDES will rank on a parity, both as to payment of dividends and distribution of assets upon liquidation, with the outstanding shares of Series D Preferred Stock and with any future preferred stock issued by the Company that by its terms ranks on a parity with the shares of PRIDES. See "Description of Capital Stock -- Series D Preferred Stock" in the Prospectus.



    As long as any shares of PRIDES are outstanding, no dividends for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or any other capital stock of the Company ranking junior to the shares of PRIDES as to the payment of dividends and the distribution of assets upon liquidation ("Junior Stock") and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) will be paid in cash or otherwise, nor will any other distribution be made (other than a distribution payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection with any such distribution), on any Junior Stock unless (i) full dividends on Preferred Stock (including the shares of PRIDES) that does not constitute Junior Stock ("Parity Preferred Stock") have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment to the extent such dividends are cumulative;
(ii) dividends in full, in the case of a dividend payment with respect to Junior Stock, for any Parity Preferred Stock dividend period commencing on or prior to the date of such Junior Stock dividend payment or, in the case of any other distribution with respect to Junior Stock, for the current quarterly dividend period, have been paid, or declared and set aside for payment, on all Parity Preferred Stock to the extent such dividends are cumulative; (iii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Preferred Stock; and (iv) the Company is not in default on any of its obligations to redeem any Parity Preferred Stock.



    In addition, as long as any shares of PRIDES are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Company or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Preferred Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Preferred Stock.



    Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or Junior Stock) as may be determined by the Board of Directors may be declared and paid on the shares of any Junior Stock from time to time and Junior Stock may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries from time to time. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of any Parity Preferred Stock, to share therein according to their respective interests.



    As long as any shares of PRIDES are outstanding, dividends for any dividend period or other distributions may not be paid on any Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either: (a)(i) full dividends on Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Preferred Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) dividends in full, in the case of a dividend payment, for any Parity Preferred Stock dividend period commencing on or prior to the date of such Parity Preferred Stock dividend payment or, in the case of any other distribution, for the current quarterly dividend period, have been paid, or declared and set aside for payment, on all Parity Preferred Stock to the extent such dividends are cumulative; (iii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Preferred Stock; and (iv) the Company is not in default on any of its obligations to redeem any Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share of PRIDES and each other share of such Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of PRIDES and such other shares of Parity Preferred Stock bear to each other.



    In addition, as long as any shares of PRIDES are outstanding, the Company may not purchase, redeem or otherwise acquire any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) unless: (i) full dividends on Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Preferred Stock purchase, redemption or other acquisition payment to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Preferred Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Preferred Stock.



MANDATORY CONVERSION OF PRIDES



    Unless previously either redeemed or converted at the option of the holder into Common Stock, as hereinafter described, on the Mandatory Conversion Date, each outstanding share of PRIDES will mandatorily convert into (i) shares of Common Stock at the Common Equivalent Rate (as defined herein) in effect on such date and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the right of the Company to redeem the shares of PRIDES on or after February 1, 1999, and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of PRIDES at the option of the holder at any time prior to the Mandatory Conversion Date, as described below. The "Common Equivalent Rate" is initially one share of Common Stock for each share of PRIDES and is subject to adjustment as described below. Dividends will cease to accrue on the Mandatory Conversion Date in respect of the shares of PRIDES then outstanding.



    Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock that may be received by holders of shares of PRIDES upon their mandatory conversion may be more or less than the amount paid for the shares of PRIDES offered hereby.



OPTIONAL REDEMPTION



    Shares of PRIDES are not redeemable by the Company prior to February 1, 1999. At any time and from time to time on or after that date until immediately prior to the Mandatory Conversion Date, the Company will have the right to redeem, in whole or in part, the outstanding shares of PRIDES. Upon any such redemption, the Company will deliver to the holders thereof in exchange for each share of PRIDES subject to redemption the greater of: (i) the number of shares of Common Stock equal to the applicable Call Price in effect on the redemption date divided by the Current Market Price of the Common Stock, determined as of the second trading day immediately preceding the Notice Date (as defined herein), or (ii) of a share of Common Stock (subject to adjustment in the same manner as the Optional Conversion Rate (as defined herein) is adjusted). Dividends will cease to accrue on the shares of PRIDES on the date fixed for their redemption.



    The "Call Price" of each  share of PRIDES is the  sum of (i) $       on  and
after February 1, 1999, to and including April 30, 1999, $ on and after May 1, 1999, to and including July 31, 1999, $ on and after August 1, 1999, to
and including October 31, 1999, and $       (being the price to the public of  a
share of PRIDES appearing on the cover page of this Prospectus Supplement), on and after November 1, 1999, to and including February 1, 2000, and (ii) all accrued and unpaid dividends thereon to but not including the date fixed for redemption (other than previously declared dividends payable to a holder of record as of a prior date).



    The "Current Market Price" per share of the Common Stock on any date of determination means the lesser of (x) the average of the Closing Prices (as defined below) of the Common Stock for the 15 consecutive trading days ending on and including such date of determination and (y) the Closing Price of the Common Stock for such date of determination; provided, however, that, with respect to any redemption of shares of PRIDES, if any event resulting in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such 15-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event. The "Notice Date" with respect to any notice given by the Company in connection with a redemption of the shares of PRIDES means the earlier of the date of the public announcement of such redemption or the commencement of mailing of such notice to the holders of shares of PRIDES. The term

"Closing Price" on any day means the last reported sales price or the average of the bid and asked prices on the New York Stock Exchange or, if not listed thereon, the Nasdaq National Market or the over the counter market, as appropriate.



    If fewer than all the outstanding shares of PRIDES are to be called for redemption, shares of PRIDES to be called will be selected by the Company from outstanding shares of PRIDES not previously called by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors in its sole discretion to be equitable.



    The Company will provide notice of any call for redemption of shares of PRIDES to holders of record of the shares of PRIDES to be called for redemption not less than 15 days nor more than 60 days prior to the date fixed for redemption. Accordingly, the earliest Notice Date for any call for redemption of shares of PRIDES will be December 3, 1998. Any such notice will be provided by mail, sent to each holder of record of the shares of PRIDES to be called at such holder's address as it appears on the stock register of the Company, first class postage prepaid; provided, however, that failure to give such notice or any defect therein shall not affect the validity of the proceeding for redemption of any shares of PRIDES to be redeemed except as to the holder to whom the Company has failed to give said notice or whose notice was defective. On and after the redemption date, all rights of the holders of the shares of PRIDES called for redemption shall terminate except the right to receive the redemption price (unless the Company defaults on the payment of the redemption price). A public announcement of any call for redemption will be made by the Company prior to, or at the time of, the mailing of such notice for redemption.



    Each holder of shares of PRIDES called for redemption must surrender the certificates evidencing such shares of PRIDES to the Company at the place designated in the notice of redemption and will thereupon be entitled to receive certificates for shares of Common Stock and cash for any fractional share amount.



CONVERSION AT THE OPTION OF THE HOLDER



    The shares of PRIDES are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of of a share of Common Stock for each share of PRIDES (the "Optional Conversion Rate"),
equivalent to  a conversion  price  of $       per share  of Common  Stock  (the
"Conversion Price"), subject to adjustment as described below. The right to convert shares of PRIDES called for redemption will terminate immediately prior to the close of business on any redemption date with respect to such shares.



    Conversion of shares of PRIDES at the option of the holder may be effected by delivering certificates evidencing such shares of PRIDES, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank (and, if applicable, cash payment of an amount equal to the dividend attributable to the current quarterly dividend accrued on such shares), to the office of any transfer agent for shares of PRIDES or to any other office or agency maintained by the Company for that purpose and otherwise in accordance with conversion procedures established by the Company. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.



    Holders of shares of PRIDES at the close of business on a record date for any payment of declared dividends will be entitled to receive the dividend payable on such shares of PRIDES on the corresponding dividend payment date notwithstanding the optional conversion of such shares of PRIDES following such record date and prior to the corresponding dividend payment date. However, shares of PRIDES surrendered for conversion after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding dividend payment date must be accompanied by payment in cash of an amount equal to the dividend attributable to the current quarterly dividend period payable on such date (unless such shares of PRIDES are subject to redemption on a redemption date between such record date and such dividend payment date). A holder of shares of PRIDES called for redemption on February 1, 1999 or any other dividend payment date thereafter will receive the dividend on such shares of PRIDES payable on that date and will be able to convert such shares of PRIDES after the record date for such dividend without paying an amount equal to such dividend to the Company upon conversion. Except as provided above, upon any optional conversion of shares of PRIDES, the Company will make no payment of or allowance for unpaid dividends, whether or not in arrears, on such shares of PRIDES, or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.



ENHANCED DIVIDEND YIELD; LESS EQUITY APPRECIATION THAN COMMON STOCK



    Dividends will accrue on the shares of PRIDES at a higher rate than the rate at which dividends are currently paid on the Common Stock. The opportunity for equity appreciation afforded by an investment in shares of PRIDES is less than that afforded by an investment in the Common Stock because the Conversion Price is higher than the per share price to the public of the shares of PRIDES and the Company may, at its option, redeem the shares of PRIDES at any time on or after February 1, 1999, and prior to the Mandatory Conversion Date, and may be expected to do so if, among other circumstances, the Current Market Price of the Common Stock after February 1, 1999 exceeds the Call Price for a share of PRIDES. In such event, a holder of a share of PRIDES will receive less than one share of Common Stock per share of PRIDES, but not less than of a share of Common Stock, subject to adjustment as described herein. A holder may also surrender for conversion any shares of PRIDES called for redemption up to the close of business on the redemption date, and a holder that so elects will
receive       of a share  of Common  Stock, subject to  adjustment as  described herein. The per share value of Common Stock received by holders of shares of PRIDES may be more or less than the per share amount paid for the shares of PRIDES offered hereby, due to market fluctuations in the price of the Common Stock.



    As a result of these provisions, holders of shares of PRIDES would be expected to realize no equity appreciation if the Current Market Price of the Common Stock is below the Conversion Price, and less than all of such appreciation if the Current Market Price of the Common Stock is above the Conversion Price. Holders of shares of PRIDES will realize the entire decline in equity value if the market price of the Common Stock is less than the price paid for a share of PRIDES.



CONVERSION ADJUSTMENTS



    The Common Equivalent Rate and the Optional Conversion Rate are each subject to adjustment as appropriate in certain circumstances, including if the Company shall (a) pay a stock dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (b) subdivide or split its outstanding Common Stock, (c) combine its outstanding Common Stock into a smaller number of shares,
(d) issue by reclassification of its shares of Common Stock any shares of Common Stock, (e) issue certain rights or warrants to all holders of its Common Stock unless such rights or warrants are issued to each holder of shares of PRIDES on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate in effect on the date immediately preceding such issuance, or (f) pay a dividend or distribute to all holders of its Common Stock evidences of its indebtedness, cash or other assets (including capital stock of the Company but excluding any cash dividends or distributions, other than Extraordinary Cash Distributions (as defined below), and dividends referred to in clause (a) above) unless such dividend or distribution is made to each holder of shares of PRIDES on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate in effect on the date immediately preceding such dividend or distribution. In addition, the Company will be entitled (but will not be required) to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price as the Company, in its sole discretion, shall determine to be advisable, in order that any stock dividend, subdivision or split of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended (the "Code")) hereafter made by the Company to its shareholders will not be taxable. "Extraordinary Cash Distributions" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Common Stock paid during the consecutive 12-month period ending on and including such date (other than cash dividends and cash distributions for which an adjustment to the Common Equivalent Rate or the Optional Conversion Rate was previously made) exceeds, on a per share of Common Stock basis, 10% of the average of the daily Closing Prices of the Common Stock over such consecutive

12-month period. All adjustments to the Common Equivalent Rate and the Optional Conversion Rate will be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in the Common Equivalent Rate or the Optional Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent in the Common Equivalent Rate; provided, however, that any adjustments which, by reason of the foregoing, are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.



    Whenever the Common Equivalent Rate and the Optional Conversion Rate are adjusted as provided in the preceding paragraph, the Company will file with the transfer agent for the shares of PRIDES a certificate with respect to such adjustment, make a prompt public announcement thereof and mail a notice to holders of the shares of PRIDES providing specified information with respect to such adjustment.



ADJUSTMENT FOR CERTAIN CONSOLIDATIONS OR MERGERS



    In the case of (i) any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the surviving or continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation remain unchanged),
(ii) any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or (iii) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), each share of PRIDES shall, after consummation of such transaction, be subject to (A) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES might have been converted immediately prior to consummation of such transaction, (B) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date), and (C) redemption on any redemption date in exchange for the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable, using the Call Price in effect on such redemption date, upon a redemption of such shares of PRIDES immediately prior to consummation of such transaction, assuming that, if the Notice Date for such redemption is not prior to such transaction, the Notice Date had been the date of such transaction; and assuming in each case that such holder of shares of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of PRIDES shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described above under the caption "Conversion Adjustments" following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing or the last sentence of the third paragraph under "-- Voting Rights" below.



    For purposes of the preceding paragraph, any sale or transfer to another corporation of property of the Company which did not account for at least 50% of the consolidated net income of the Company for its most recent fiscal year ending prior to the consummation of such transaction will not in any event be deemed to be a sale or transfer of the property of the Company as an entirety or substantially as an entirety.



FRACTIONAL SHARES



    No fractional shares of Common Stock will be issued upon redemption or conversion of shares of PRIDES. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of

PRIDES of any holder that are redeemed or converted on any redemption date or upon mandatory conversion or any optional conversion, such holder shall be entitled to receive an amount, in cash equal to the same fraction of the (i) Current Market Price of the Common Stock, determined as of the second trading day immediately preceding the Notice Date, in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth trading day immediately preceding the Mandatory Conversion Date, in the case of mandatory conversion, or (B) as of the second trading day immediately preceding the effective date of conversion, in the case of an optional conversion by a holder.



LIQUIDATION RIGHTS



    In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, and subject to the rights of holders of any other series of Preferred Stock, the holders of outstanding shares of PRIDES are entitled to receive an amount equal to the per share price to the public of the shares of PRIDES shown on the cover page of this Prospectus Supplement, plus accrued and unpaid dividends thereon, out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Junior Stock upon liquidation, dissolution, or winding up.



    If upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the assets of the Company are insufficient to permit the payment of the full preferential amounts payable with respect to shares of PRIDES and all other series of Parity Preferred Stock, the holders of shares of PRIDES and of all other series of Parity Preferred Stock will share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of PRIDES will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with one or more corporations (whether or not the Company is the corporation surviving such consolidation or merger), or a sale, lease or transfer or exchange of all or substantially all of the assets of the Company shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Company.



VOTING RIGHTS



    The holders of shares of PRIDES shall have the right with the holders of Common Stock to vote in the election of Directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of a vote for each share of PRIDES held. The holders of shares of PRIDES and the holders of Common Stock will vote together as one class on such matters except as otherwise provided by law or the Articles of Incorporation of the Company.



    In the event that dividends on the shares of PRIDES or any other series of Preferred Stock are in arrears and unpaid for six quarterly dividend periods, or if any other series of Preferred Stock are entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Company ("Preferred Stock Directors"), the holders of the shares of PRIDES (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), with each share of PRIDES entitled to one vote on this and other matters on which Preferred Stock votes as a group, will be entitled to vote for the election of two Preferred Stock Directors, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right, when vested, shall continue until all dividends in arrears on the shares of PRIDES and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors terminates or has terminated, and, when so paid and any such termination occurs or has occurred, such right of the holders of the shares of PRIDES will cease. The term of office of any Preferred Stock Director elected by the holders of the shares of PRIDES and such other series will terminate on the earlier of (i) the next annual meeting of shareholders at which a successor shall have been elected and qualified or (ii) the termination of the right of holders of the shares of PRIDES and such other series to vote for such Directors. Vacancies on the Board of Directors of the Company (including with respect to a Preferred Stock Director) resulting from death, resignation or other cause shall be filled exclusively by no less than of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

    The Company will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of PRIDES actually voting (voting separately as a class): (i) amend, alter, or repeal any of the provisions of the Articles of Incorporation of the Company so as to affect adversely the powers, preferences, or rights of the holders of the shares of PRIDES then outstanding or reduce the minimum time required for any notice to which only the holders of the shares of PRIDES then outstanding may be entitled (an amendment of the Articles of Incorporation to authorize or create, or to increase the authorized amount, of Junior Stock or any stock of any class ranking on a parity with the shares of PRIDES shall not be deemed to affect adversely the powers, preferences, or rights of the holders of the shares of PRIDES); (ii) authorize or create, or increase the authorized amount of, any capital stock, or any security convertible into capital stock, of any class ranking senior to the shares of PRIDES as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company; or (iii) merge or consolidate with or into any other corporation, unless each holder of the shares of PRIDES immediately preceding such merger or consolidation shall have the right either to (A) receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the shares of PRIDES so held or (B) convert into shares of Common Stock at the Common Equivalent Rate in effect on the date immediately preceding the announcement of any such merger or consolidation.



    There is no limitation on the issuance by the Company of Parity Preferred Stock or of any class ranking junior to the shares of PRIDES.



    Notwithstanding the provisions summarized in the preceding two paragraphs, however, no such approval described therein of the holders of the shares of PRIDES shall be required to authorize an increase in the number of authorized shares of Preferred Stock or if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the authorization, creation or increase of any such senior stock or such security is to be made, or when such consolidation or merger, liquidation, dissolution or winding up is to take effect, as the case may be, provision is made for the redemption of all shares of PRIDES at the time outstanding.



LISTING



    The shares of PRIDES have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol "CNCPrE."



TRANSFER AGENT AND REGISTRAR



    First Union National Bank of North Carolina will act as transfer agent and registrar for, and paying agent for the payment of dividends on, the shares of PRIDES.



MISCELLANEOUS



    Upon issuance, the shares of PRIDES will be fully paid and nonassessable. Holders of shares of PRIDES have no preemptive rights. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion or redemption of shares of PRIDES, such number of shares of Common Stock as shall from time to time be issuable upon the conversion or redemption of all the shares of PRIDES then outstanding. Shares of PRIDES redeemed for, or converted into, Common Stock of the Company or otherwise reacquired by the Company shall resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and shall be available for subsequent issuance.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS



    In the opinion of Krieg, DeVault, Alexander & Capehart, special tax counsel to the Company ("Special Tax Counsel"), the following sets forth the material United States Federal income tax consequences under existing law of the purchase, ownership and disposition of shares of PRIDES. A copy of that opinion will be filed with the Commission as an exhibit to or incorporated by reference into the Registration Statement of which this Prospectus Supplement is a part, and the following summary is qualified in its entirety by reference thereto, including the assumptions set forth therein. The Company does not intend to seek a ruling from the Internal Revenue Service (the "IRS") with respect to any of these tax consequences. This summary is intended for general information only and deals only with holders who are initial holders of shares of PRIDES and who hold shares of PRIDES as capital assets within the meaning of Section 1221 of the Code. It does not address aspects of taxation, other than Federal income taxation, or all tax consequences that may be relevant in the particular circumstances of each holder (some of which, such as dealers in securities, banks, insurance companies and tax-exempt organizations, may be subject to special rules). Stock having terms closely resembling those of shares of PRIDES has not been the subject of any regulation, ruling or judicial decision currently in effect, and there can be no assurance that the IRS will adopt the positions set forth below. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof, any of which could have a retroactive effect, will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law. For purposes of this section, "U.S. Holder" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or of any State, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source and "non-U.S. Holder" means a holder other than a U.S. Holder. Certain aspects of United States Federal income and estate tax relevant to a non-U.S. Holder are discussed separately below. Persons considering the purchase of shares of PRIDES should consult their tax advisors with respect to the application of the United States Federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.



DIVIDENDS



    Dividends paid on shares of PRIDES out of the Company's current or accumulated earnings and profits will be taxable as ordinary income. Corporate U.S. Holders will generally qualify for the 70% intercorporate dividends-received deduction subject to satisfaction of the minimum holding period (generally at least 46 days) and other applicable requirements. Under certain circumstances, a corporate holder may be subject to the alternative minimum tax with respect to the amount of its dividends-received deduction.



    Under certain circumstances, a corporation that receives an "extraordinary dividend," as defined in Section 1059(c) of the Code, is required to reduce its stock basis by the non-taxed portion of such dividend. Generally, quarterly dividends not in arrears paid to an original holder of shares of PRIDES will not constitute extraordinary dividends under Section 1059(c). Under Section 1059(f), any dividend with respect to "disqualified preferred stock" is treated as an "extraordinary dividend." While there is no authority directly on point, and the issue is not free from doubt, based on the accuracy of certain factual representations made by the Company, Special Tax Counsel believes that shares of PRIDES should not be determined to constitute "disqualified preferred stock."



REDEMPTION PREMIUM



    Under certain circumstances, Section 305(c) of the Code requires that any excess of the redemption price of preferred stock over its issue price be includible in income, prior to receipt, as a constructive dividend. However, while there is no authority directly on point, and the issue is not free from doubt, based on the accuracy of certain factual representations made by the Company, Special Tax Counsel believes that a holder of shares of PRIDES should not be required to include any redemption premium in income under Section 305(c).



REDEMPTION OR MANDATORY OR OPTIONAL CONVERSION INTO COMMON STOCK



    As a general rule, gain or loss will not be recognized by a holder upon the redemption of shares of PRIDES for shares of Common Stock or the conversion of shares of PRIDES into shares of Common Stock if no cash is received. Income may be recognized, however, to the extent Common Stock or cash is received in payment of accrued and unpaid dividends upon a redemption or conversion. Such income would likely be characterized as dividend income although some uncertainty exists as to the appropriate characterization of payments in satisfaction of undeclared, accrued and unpaid dividends. In addition, a holder who receives cash in lieu of a fractional share will be treated as having received such fractional share and as having exchanged it for cash in a transaction subject to Section 302 of the Code and related provisions. Such exchange should generally result in capital gain or loss measured by the difference between the cash received for the fractional share interest and the holder's basis in the fractional share interest.



    Generally, a holder's basis in the Common Stock received upon the redemption or conversion of shares of PRIDES, other than shares of Common Stock taxed upon receipt, will equal the adjusted tax basis of the redeemed or converted shares of PRIDES (exclusive of any basis allocable to a fractional share interest) plus the amount of gain (if any) recognized, minus the amount of cash (if any) received, and the holding period of such Common Stock will include the holding period of the redeemed or converted shares of PRIDES. As a general rule, a holder's basis in shares of Common Stock taxed upon receipt will equal the fair market value thereof and the holding period for such Common Stock will begin on the day following the redemption or conversion.



ADJUSTMENT OF CONVERSION RATE



    Certain adjustments to the Common Equivalent Rate and the Optional Conversion Rate to reflect the Company's distribution of certain rights, warrants, evidences of indebtedness, securities or other assets to holders of Common Stock may result in constructive distributions taxable as dividends to the holders of shares of PRIDES which may constitute (and cause other dividends to constitute) "extraordinary dividends" to corporate holders as described above.



CONVERSION OF PRIDES AFTER DIVIDEND RECORD DATE



    If a holder, whose shares of PRIDES have not been called for redemption, surrenders such shares for conversion into shares of Common Stock after a dividend record date but before payment of the dividend, such holder will be required to pay the Company an amount equal to such dividend upon conversion. The holder would likely recognize the dividend payment which is received as income, and would increase the basis of the Common Stock received by the amount paid to the Company in connection with the receipt of such dividend.



BACKUP WITHHOLDING



    Certain U.S. Holders may be subject to backup withholding at a rate of 31% on dividends on certain consideration received upon the redemption or conversion of shares of PRIDES unless such holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.



NON-U.S. HOLDERS



    DIVIDENDS



    In general, dividends (including constructive distributions taxable as dividends) paid to a non-U.S. Holder will be subject to United States withholding tax at a 30% rate (or a lower rate prescribed by an applicable tax treaty) unless the dividends are either (i) effectively connected with a trade or business carried on by the non-U.S. Holder within the United States, or (ii) if a tax treaty applies, attributable to a United States permanent establishment maintained by the non-U.S. Holder. Dividends effectively connected with such trade or business or attributable to such permanent establishment will generally be subject to United States Federal income tax at regular rates and, in the case of a non-U.S. Holder which is a corporation, may be subject to the branch profits tax. To determine the applicability of a tax treaty providing for a lower rate of withholding, dividends paid to an address in a foreign country are presumed under current Treasury regulations to be paid to a resident of that country. Treasury regulations proposed in 1984 which have not been finally adopted, however, would require non-U.S. Holders to file certain forms to obtain the benefit of any applicable tax treaty providing for a lower rate of withholding tax on dividends.

    GAIN ON REDEMPTION OR CONVERSION INTO COMMON STOCK



    A non-U.S. Holder generally will not be subject to United States Federal income tax on any gain recognized on a disposition, redemption or conversion (a "Disposition") of a share of PRIDES unless (i) such gain is treated as dividend income; (ii) the Company is or has been a "U.S. real property holding corporation" for United States Federal income tax purposes (which the Company does not believe that it is or is likely to become) and the non-U.S. Holder disposing of the share owned, directly or constructively, at any time during the five-year period preceding the disposition, more than five percent of shares of PRIDES or the shares of PRIDES are not regularly traded (within the meaning of applicable Treasury Regulations) on an established securities market; (iii) the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States or, if a tax treaty applies, attributable to a United States permanent establishment maintained by the non-U.S. Holder; (iv) in the case of a non-U.S. Holder who is an individual, who holds the share as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition, either (a) such non-U.S. Holder has a "tax home" (as defined for U.S. Federal income tax purposes) in the United States and the gain from the disposition is not attributable to an office or other fixed place of business maintained by such non-U.S. Holder outside of the United States or (b) the gain from the disposition is attributable to an office or other fixed place of business maintained by such non-U.S. Holder in the United States; or (v) the non-U.S. Holder is subject to tax pursuant to provisions of the Code applicable to certain United States expatriates.



    FEDERAL ESTATE TAX



    Shares of PRIDES owned or treated as owned by an individual who is not a citizen or resident (as defined for United States Federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for United States Federal estate tax purposes unless an applicable estate tax treaty provides otherwise.



    BACKUP WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS



    The Company must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities in the country in which the non-U.S. Holder resides. United States backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) will generally not apply to dividends paid on shares of PRIDES to a non-U.S. Holder at an address outside the United States.



    The payment of the proceeds from the disposition of shares of PRIDES to or through the United States office of a broker will be subject to information reporting and backup withholding at a rate of 31% unless the owner certifies, among other things, its status as a non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds from the disposition of shares of PRIDES to or through a non-U.S. office of a broker will generally, except as noted below, not be subject to backup withholding and information reporting. In the case of proceeds from a disposition of shares of PRIDES paid to or through a non-U.S. office of a U.S. broker or paid to or through a non-U.S. office of a non-U.S. broker that is (i) a "controlled foreign corporation" for United States Federal income tax purposes or (ii) a person 50% or more of whose gross income from all sources for a certain three-year period was effectively connected with a United States trade or business, (a) backup withholding will not apply unless the broker has actual knowledge that the owner is not a non-U.S. Holder, and (b) information reporting will not apply if the broker has documentary evidence in its files that the owner is a non-U.S. Holder (unless the broker has actual knowledge to the contrary).



    Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be refunded (or credited against the non-U.S. Holder's United States Federal income tax liability, if any), provided that the required information is furnished to the IRS.

    The backup withholding and information reporting rules are currently under review by the Treasury Department, and their application to shares of PRIDES is subject to change.



    PROPOSED LEGISLATION



    On May 3, 1995, legislation was introduced that would amend portions of Sections 302 and 1059 of the Code and characterize non-pro rata redemptions otherwise eligible for the dividends-received deduction as a sale of the stock redeemed. The Congressional statement introducing this legislation indicated that the bill retained the existing regulatory authority of the Treasury Department to issue regulations which, among other things, would subject certain reorganizations, including recapitalizations, and similar transactions to the provisions of the bill. This legislation was passed by Congress and vetoed by the President. It is not possible to predict whether and, if so, in what form any such legislation will be enacted into law and, if enacted, whether it would affect the tax treatment of the PRIDES, as discussed above.



    TREASURY TAX PROPOSALS



    On December 7, 1995, the United States Treasury Department released a budget plan which includes certain Federal income tax proposals (the "Proposals") which could adversely affect holders of the PRIDES. The Proposals have not been introduced as legislation, and it is therefore unclear that they will become law. Under the Proposals, the dividends received deduction currently available to corporate shareholders for dividends received from another corporation in which the shareholder owns less than 20 percent would be reduced from 70 percent to 50 percent with respect to dividends paid after January 31, 1996. In addition, the 46-day holding period would be extended to cover the period immediately before or immediately after the corporate shareholder becomes entitled to receive the dividend. This provision would be effective for dividends paid after January 31, 1996. It should be noted that if the dividends received deduction is reduced in accordance with the Proposals or for any other reason, the amount of dividends payable with respect to the PRIDES will not be adjusted.

                                  UNDERWRITING



    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc. and Salomon Brothers Inc, who are acting as representatives (the "Representatives") for the underwriters named below (the "Underwriters"), the Company has agreed to sell to the Underwriters and each of the Underwriters severally has agreed to purchase from the Company the number of shares of PRIDES set forth opposite each Underwriter's name.



                                                                             NUMBER OF SHARES
             UNDERWRITER                                                         OF PRIDES
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.....................................................
Dean Witter Reynolds Inc...................................................
Salomon Brothers Inc.......................................................
                                                                             -----------------
          Total............................................................       3,200,000
                                                                             -----------------
                                                                             -----------------



    In the Purchase Agreement, the Underwriters severally have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of PRIDES being sold pursuant to the Purchase Agreement if any of the shares being sold pursuant to the Purchase Agreement are purchased. Under certain circumstances, the commitments of a non-defaulting Underwriter may be increased.



    The Representatives have advised the Company that they propose initially to offer the shares of PRIDES to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $ per share. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $ per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.



    The Company has granted to the Underwriters an option, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to 480,000 additional shares of PRIDES at the price to the public set forth on the cover page of this Prospectus Supplement, less the underwriting discount. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of shares of PRIDES offered hereby. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase the same percentage of such shares as the number of shares of PRIDES to be purchased by such Underwriter shown in the foregoing table bears to the total number of shares initially offered hereby.



    The Company has agreed, for a period of 90 days after the date of this Prospectus Supplement, to not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of its capital stock or securities convertible into or exchangeable for capital stock of the Company other than to the Underwriters pursuant to the Purchase Agreement, subject to certain exceptions set forth in the Purchase Agreement, and other than currently authorized shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with qualified employee benefit and stock option plans and shares of Common Stock issuable upon conversion of securities, including shares of PRIDES, or exercise of stock options.



    Prior to this offering, there has been no public market for the shares of PRIDES. The initial public offering price for the shares of PRIDES was determined by negotiations between the Company and the Representatives. Among the factors considered in determining the price to the public were the market price of the Common Stock, an assessment of the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices of securities of other companies engaged in activities similar to the Company and prevailing conditions in the securities markets. There can be no assurance that an active trading market will develop for the shares of PRIDES or that the shares of PRIDES will trade in the public market subsequent to the offering at or above the initial public offering price.

    The Underwriters receive customary fees for ordinary brokerage transactions with the Company and its affiliates. The Underwriters and their affiliates have performed investment banking services in the ordinary course of their respective businesses for the Company and its affiliates in the past, for which they have received customary compensation, and may continue to do so in the future.



    The Company and the several Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the other may be required to make in respect thereof.



                                 LEGAL MATTERS



    Certain legal matters in connection with the Preferred Stock offered hereby and the Common Stock issuable upon the conversion or redemption thereof, will be passed upon for the Company by Krieg, DeVault, Alexander & Capehart, Indianapolis, Indiana and by Lawrence W. Inlow, Executive Vice President, Secretary and General Counsel of the Company, and for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York. With respect to certain matters governed by the laws of the State of Indiana, LeBoeuf, Lamb, Greene & MacRae, L.L.P. will rely on the opinion of Krieg, DeVault, Alexander & Capehart. Krieg, DeVault, Alexander & Capehart will also pass upon certain matters relating to federal income tax considerations for the Company. Mr. Inlow is a full-time employee and an officer of the Company and owns 245,876 shares and holds options to purchase 762,000 shares of Common Stock of the Company.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 3, 1996

P R O S P E C T U S
-----------------


                                     [LOGO]


                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS
                               ------------------

    Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of
indebtedness   representing   unsecured  obligations   of  Conseco   (the  "Debt
Securities"), (ii) shares of its preferred stock, no par value per share ("Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") as described herein, (iii) shares of its common stock, no par value per share ("Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are herein collectively referred to as the "Securities."

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange and other special terms; (ii) in the case of Preferred Stock and Depositary Shares, the specific designation, stated value and liquidation preference per share and number of shares offered, the purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, and other special terms, including whether interests in the Preferred Stock will be represented by Depositary Shares and, if so, the fraction of a share of Preferred Stock represented by each Depositary Share; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; and (iv) in the case of Warrants, the specific designation, the number, purchase price, exercise price and other terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised.

    The offering price to the public of the Securities will be limited to U.S. $400,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies or currency units as shall be designated by Conseco). The Debt Securities may be denominated in United States dollars or, at the option of Conseco if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                           --------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS  THE
       SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES
            COMMISSION PASSED UPON THE  ACCURACY OR ADEQUACY  OF
                THIS  PROSPECTUS. ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is January  , 1996.

                             AVAILABLE INFORMATION

    Conseco is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Conseco with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. Copies of such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Conseco has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to Conseco and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated herein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Conseco with the Commission pursuant to the Exchange Act are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1994, (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995 and (iii) Current Reports on Form 8-K dated December 23, 1994 and August 31, 1995, as amended. All documents filed by Conseco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

    Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

    Conseco will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James W.
Rosensteele, Vice President, Investor Relations, Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (telephone number: (317) 817-2893).

FOR NORTH CAROLINA RESIDENTS:

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

    State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

    No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy those securities to which it relates, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                                  THE COMPANY

    Conseco is a financial services holding company. Conseco: (i) owns and operates life insurance companies; (ii) provides investment management, administrative and other services to affiliates and non-affiliates for fees; and
(iii) acquires and restructures life insurance companies in partnership with other investors. Conseco's operating strategy for acquired businesses is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels and to focus resources on the development and expansion of profitable products and strong distribution channels. The companies Conseco targets for acquisition have profitable niche products, strong distribution systems and progressive management teams who can work with Conseco to implement Conseco's operating and growth strategies. The insurance companies in which Conseco has made investments develop, market, issue and administer primarily annuity, individual health insurance and life insurance products.

    The   Company's  principal  executive  offices   are  located  at  11825  N.
Pennsylvania Street, Carmel, Indiana 46032. Its telephone number is (317) 817-6100.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of any Securities are expected to be used by Conseco for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

            RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth Conseco's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the five years ended December 31, 1994, and for the nine-month periods ended September 30, 1994 and 1995:

                                                                       YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                        -----------------------------------------------------  --------------------
                                                          1990       1991       1992       1993       1994       1994       1995
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to fixed charges (1)................      1.17x      1.32x      1.54x      2.19x      2.26x      3.18x      1.53x
Ratio of earnings to fixed charges, excluding interest
 on annuities and financial products (1)(2)...........      1.97x      3.41x      6.24x      8.85x      4.55x      5.54x      3.62x
Ratio of earnings to fixed charges and preferred stock
 dividends............................................      1.14x      1.30x      1.50x      2.04x      1.99x      2.64x      1.47x
Ratio of earnings to fixed charges and preferred stock
 dividends, excluding interest on annuities and
 financial products (2)...............................      1.74x      2.99x      5.09x      6.00x      3.30x      3.89x      3.01x

------------------------

(1) Excludes preferred stock dividends.

(2) Excludes interest credited to annuity and financial products of $314.7 million, $576.7 million, $506.8 million, $408.5 million and $134.7 million for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and $51.9 million and $432.8 million for the nine months ended September 30, 1994 and 1995, respectively.

                         DESCRIPTION OF DEBT SECURITIES


    The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). The Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture", each, an "Indenture" and, together, the "Indentures"), in each case between Conseco and the trustee identified therein (the "Trustee"), the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantially identical in substance to the provisions of the Senior Indenture that bear the same section numbers.


    The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

    The Debt Securities will be unsecured obligations of Conseco. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of Conseco. The Debt Securities issued under the Senior Indenture will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated obligations of Conseco. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of Conseco. See "-- Subordination under the Subordinated Indenture."

    Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title, designation and purchase price, of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;
(8) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Conseco; (9) the obligation, if any, of Conseco to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether Conseco or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method

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by  which such portion shall be determined; (13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of Conseco specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (17) any United States Federal income tax considerations applicable to holders of the Debt Securities; and (18) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1.)

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5.)

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain U.S. Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of Conseco maintained for that purpose as Conseco may designate from time to time, except that, at the option of Conseco, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or
(ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a).)

    Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Conseco may appoint from time to time. The paying agents outside the United States initially appointed by Conseco for a series of Debt Securities will be named in the Prospectus Supplement. Conseco may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Conseco will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt

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
Securities of a series are issuable as Bearer Securities, Conseco will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2.)

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Conseco maintained for such purpose as designated by Conseco from time to time. (Sections 3.5 and 9.2.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5.)

GLOBAL DEBT SECURITIES


    The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5.)


    The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Conseco expects that the following provisions will apply to such depository arrangements.

    Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Conseco, if such Debt Securities are offered and sold directly by Conseco. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the

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
procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. Conseco understands that, under existing industry practices, if Conseco requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depositary would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    Conseco expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. Conseco also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of Conseco, the respective Trustees or any agent of Conseco or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8.)

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and a duly registered successor Depositary is not appointed by Conseco within 90 days, Conseco will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Conseco may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5.)

    The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY CONSECO

    Conseco shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless: (i) the corporation formed by such consolidation or into which Conseco is merged or the corporation which acquires its assets is organized in the United States; (ii) the corporation formed by such consolidation or into which Conseco is merged expressly assumes all of the obligations of Conseco under each Indenture; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Conseco is merged or to which such sale is made, shall succeed to, and be substituted for Conseco under each Indenture. (Section 7.1.)

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EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Conseco (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2.)

    Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to Conseco by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default resulting in acceleration of other indebtedness of Conseco for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Conseco by the Trustee or to Conseco and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of Conseco. (Section 5.1.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7).)

    Each Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; PROVIDED that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1.)

    Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8.)

    Each Indenture includes a covenant that Conseco will file annually with the Trustee a certificate as to Conseco's compliance with all conditions and covenants of such Indenture. (Section 9.5.)

    The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.7.)

MODIFICATION OF THE INDENTURES

    Each Indenture contains provisions permitting Conseco and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Conseco and the assumption of the covenants of Conseco by a successor to Conseco; (ii) to add to the covenants of Conseco or surrender any right or power of Conseco; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. (Section 8.1.)

    Each Indenture also contains provisions permitting Conseco and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of Conseco to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

    In the Subordinated Indenture, Conseco will covenant and agree that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. (Section 12.1 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as the principal, premium, if any, and interest on: (i) all indebtedness of Conseco, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Conseco is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. (Section 12.2 of the Subordinated Indenture.)

    If (i) Conseco defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to Conseco by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt
Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities. (Section 12.4 of the Subordinated Indenture.)

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Conseco, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Conseco, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by Conseco for the benefit of creditors or (iv) any other marshalling of the assets of Conseco, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Conseco on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Conseco or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Conseco being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.3 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Conseco. (Section 12.9 of the Subordinated Indenture.)

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Conseco and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by Conseco on account of Senior Indebtedness, and not on account of Subordinated Debt Securities. (Section 12.7 of the Subordinated Indenture.)

    The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Subordinated Debt Securities.

DEFEASANCE AND COVENANT DEFEASANCE

    If indicated in the applicable Prospectus Supplement, Conseco may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Conseco must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article 4.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.1.)

    In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture" above, would prevent Conseco from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 4.6(j) of the Subordinated Indenture.)

    Conseco may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Conseco exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.4.) If Conseco exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES


    LTCB Trust Company will be the Trustee under the Senior Indenture. Star Bank, National Association will be the Trustee under the Subordinated Indenture. Conseco may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.


                          DESCRIPTION OF CAPITAL STOCK

    At November 1, 1995, the authorized capital stock of Conseco was 520,000,000 shares, consisting of:

        (a) 20,000,000 shares of Preferred Stock, of which 5,750,000 shares were designated as Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"), of which 5,669,725 shares were outstanding; and

        (b) 500,000,000 shares of Common Stock, of which 20,237,224 shares were outstanding.

    In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Conseco is empowered, without approval of the shareholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it including, without limitation, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting each such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation of Conseco, as amended (the "Articles of Incorporation").

    The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

    The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

    As described under "Description of Depositary Shares", the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the applicable Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

    All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

    DIVIDENDS. Except as provided below, holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock).

    VOTING RIGHTS. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock any action submitted to shareholders is approved if the number of votes cast in favor of such action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

    LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

    MISCELLANEOUS.   The holders  of  Common Stock  have no  preemptive  rights, cumulative voting rights, subscription rights, or conversion rights and the Common Stock is not subject to redemption.

    The transfer agent and registrar with respect to the Common Stock is First Union National Bank of North Carolina.

    All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

SERIES D PREFERRED STOCK

    DIVIDENDS. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Stock which may from time to time be issued by the Company, the holders of Series D Preferred Stock are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series D Preferred Stock, out of assets legally available for dividends, cumulative preferential cash dividends from the issue date of the Series D Preferred Stock (January 26, 1993), accruing at the rate per share of $3.25 per annum or $.8125 per quarter, payable quarterly in arrears on the 15th day of each January, April, July and October or, if any such date is not a business day, on the next succeeding business day.

    Dividends on the Series D Preferred Stock accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

    VOTING RIGHTS. Except as indicated below, or except as expressly required by applicable law, the holders of the Series D Preferred Stock have no voting rights.

    If the equivalent of six quarterly dividends payable on the Series D Preferred Stock is in arrears, the number of directors of the Company will be increased by two and the holders of Series D Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock ranking on a parity with the Series D Preferred Stock, whether as to payment of dividends or the distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect, within 120 days, two directors for one-year terms to fill such vacancies, either at the Company's next annual meeting of shareholders or at a special meeting. Such right to elect two additional directors shall continue at each subsequent annual meeting until all dividends in arrears have been paid or declared and set apart for payment. Upon payment or declaration and reservation of funds for payment of all such dividends in arrear, the term of office of each such director so elected shall immediately terminate and the number of directors constituting the entire Board of Directors of the Company shall be reduced by the number of directors elected by the holders of the Series D Preferred Stock and any other series of preferred stock ranking on a parity with the Series D Preferred Stock as discussed above.

    Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series D Preferred Stock and any one or more other series of preferred stock of the Company similarly affected, voting separately as a single class, without regard to series, will be required for any amendment, alteration or repeal of the Articles of Incorporation which would adversely affect the preferences, rights, powers or privileges of the Series D Preferred Stock and any such other series of the Company's preferred stock. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series D Preferred Stock and any other series of preferred stock of the Company ranking on a parity with the Series D Preferred Stock either as to dividends or upon distribution of assets, voting as a single class, without regard to series, will be required to create, authorize or issue, or reclassify any authorized stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to the Series D Preferred Stock or ranking prior to any other series of Preferred Stock of the Company which ranks on a parity with the Series D

Preferred Stock as to dividends or upon a distribution of assets. The Articles of Incorporation may be amended to increase the number of authorized shares of preferred stock of the Company without the vote of the holders of the outstanding preferred stock, including the Series D Preferred Stock.

    LIQUIDATION RIGHTS. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Stock, in the event of any Liquidation, the holders of the Series D Preferred Stock, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive for each share of Series D Preferred Stock, an amount equal to the sum of $50.00 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment of holders of Series D Preferred Stock and shares of any other class of outstanding Preferred Stock, the holders of Series D Preferred Stock and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series D Preferred Stock and such other shares are respectively entitled upon Liquidation.

    REDEMPTION. The Series D Preferred Stock is not redeemable prior to January 22, 1996. On and after such date, the Series D Preferred Stock is redeemable in cash at the option of the Company, in whole or in part, from time to time, at redemption prices declining to $50.00 per share on and after January 15, 2003, plus accrued and unpaid dividends to the date fixed for redemption.

    The Series D Preferred Stock is not entitled to the benefits of any sinking fund.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BY-LAWS OF CONSECO

    Certain provisions of the Articles of Incorporation and the Code of By-laws of Conseco (the "By-laws") may make it more difficult to effect a change in control of Conseco if the Board of Directors determines that such action would not be in the best interests of the shareholders. It could be argued, contrary to the belief of the Board of Directors, that such provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices involving a premium over then recent market quotations for the Common Stock. The most important of those provisions are described below.

    The Articles of Incorporation authorize the establishment of a classified Board of Directors pursuant to the By-laws. The By-laws, in turn, provide that the Directors serve staggered three-year terms, with the members of only one class being elected in any year.

    A classified Board of Directors may increase the difficulty of removing incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of Conseco by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

    The Articles of Incorporation provide that holders of Conseco's voting stock shall not be entitled to vote on certain business transactions (defined to include, among other things, certain mergers, consolidations, sales, leases, transfers or other dispositions of a substantial part of Conseco's assets) with certain related persons (which includes persons beneficially owning more than 10% of Conseco's outstanding voting stock), nor may such business combination transactions be effected, unless (i) the relevant business combination shall have been approved by two-thirds of the continuing directors or (ii) the aggregate amount of the cash and the fair value of any consideration other than cash to be received by any holder of Conseco's Common Stock or Preferred Stock in the business combination for each such share of Common Stock or Preferred Stock shall be at least equal to the highest per share price paid by the related person in order to acquire any shares of Common Stock or Preferred Stock, as the case may be, beneficially owned by such related person.

    As discussed above, Preferred Stock may be issued from time to time in one or more series with such rights, preferences, limitations and restrictions as may be determined by the Board of Directors. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of Conseco and could have a detrimental effect on the rights of holders of Common Stock, including loss of voting control.

    The provisions of the Articles of Incorporation regarding the classified Board of Directors and certain business combination transactions may not be amended without the affirmative approval of holders of not less than 80% of the outstanding voting stock of Conseco.

    The By-laws may be amended by majority vote of the Board of Directors.

CERTAIN PROVISIONS OF CORPORATE AND INSURANCE LAWS

    In addition to Conseco's Articles of Incorporation and By-laws, certain provisions of Indiana law may delay, deter or prevent a merger, tender offer or other takeover attempt of Conseco.

    Under the Indiana Business Corporation Law (the "IBCL"), a director may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation, on communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

    The IBCL provides that no business combination (defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving a corporation and an interested shareholder (defined to include any holder of 10% or more of such corporation's voting stock) may be entered into unless (1) it has been approved by the board of directors of the corporation or (2) (a) five years have expired since the acquisition of shares of the corporation by the interested shareholder, (b) all requirements of the Articles of Incorporation relating to business combinations have been satisfied and (c) either (i) a majority of shareholders of the corporation (excluding the interested shareholder) approve the business combination or (ii) all shareholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of a corporation's shares.

    The IBCL also provides that when a target corporation (such as Conseco), incorporated in Indiana and having its principal place of business, principal office or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, together with its previous holdings, gives the acquiror at least 20% of the target's voting stock triggers a shareholder approval mechanism. If the acquiror files a statutorily required disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target (those not affiliated with the acquiror or any officer or inside director of the target) consider and vote upon whether the acquiror shall have voting rights with respect to the shares of the target held by it. Without shareholder approval, the shares acquired by the acquiror have no voting rights. If the acquiror fails to file the statutorily required disclosure statement, the target can redeem the acquiror's shares at a price to be determined according to procedures devised by the target. In order for these provisions of the IBCL NOT to apply to a particular Indiana company, the company must affirmatively so provide in its articles of incorporation or bylaws.

    In addition, the insurance laws and regulations of the jurisdictions in which Conseco's insurance subsidiaries do business may impede or delay a business combination involving Conseco.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts and is qualified in its entirety by reference to the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock, as well as the Company's
Articles of Incorporation or any required amendment thereto describing the applicable series of Preferred Stock.

GENERAL

    The Company may, as its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") to be entered into by the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

    The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the fractional interest in the number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the series of Preferred Stock represented by the Depositary Shares to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders. The Depositary, however, will distribute only such amount as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

    In the event of a distribution other than in cash in respect of the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including a public or private sale, of such property, and distribution of the net proceeds from such sale to such holders.

    The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

    If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

    If any series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred
Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

    Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting any of the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

    Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of the Company to call for the redemption of, any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

WITHDRAWAL OF PREFERRED STOCK

    Upon surrender of Depositary Receipts at the principal office of the Preferred Stock Depositary, upon payment of any unpaid amount due the Preferred Stock Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

    Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

    The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

    The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

    Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

    The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of the Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

    The Company may issue Warrants to purchase Securities, and such Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

    The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following:
(i)  the title  of such  Warrants; (ii) the  aggregate number  of such Warrants;
(iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

    Conseco may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Securities may be solicited by agents designated by Conseco from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Conseco to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

    If Securities are sold by means of an underwritten offering, Conseco will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

    If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, Conseco will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Securities may be solicited directly by Conseco and the sale thereof may be made by Conseco directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Conseco against certain liabilities, including liabilities under the Securities Act.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Conseco and its subsidiaries in the ordinary course of business.

    Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Conseco. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with Conseco to indemnification or contribution by Conseco against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Conseco and its subsidiaries in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, Conseco may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from Conseco at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by Conseco.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement, the legal validity of Securities will be passed upon for Conseco by Lawrence W. Inlow, Executive Vice President, Secretary and General Counsel of Conseco. Mr. Inlow is a full-time employee and an officer of Conseco and owns 245,876 shares and holds options to purchase 762,000 shares of Conseco common stock.

                                    EXPERTS

    The consolidated financial statements and schedules of Conseco as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included therein and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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    NO  DEALER, SALESPERSON OR ANY OTHER PERSON  HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                            ------------------------


                               TABLE OF CONTENTS



                                                  PAGE
                                                ---------
Prospectus Supplement Summary.................        S-3
Summary Consolidated Financial Information....        S-7
The Company...................................       S-11
Acquisition of Stock of Affiliates............       S-16
Use of Proceeds...............................       S-18
Capitalization................................       S-18
Price Range of Common Stock and Dividends.....       S-19
Description of PRIDES.........................       S-20
Certain Federal Income Tax Considerations.....       S-28
Underwriting..................................       S-32
Legal Matters.................................       S-33

                       PROSPECTUS
Available Information.........................          2
Incorporation of Certain Documents by
 Reference....................................          2
The Company...................................          4
Use of Proceeds...............................          4
Ratios of Earnings to Fixed Charges and
 Earnings to Fixed Charges and Preferred Stock
 Dividends....................................          4
Description of Debt Securities................          5
Description of Capital Stock..................         12
Description of Depositary Shares..............         16
Description of Warrants.......................         19
Plan of Distribution..........................         20
Legal Matters.................................         21
Experts.......................................         21



                                3,200,000 SHARES



                                     [LOGO]



                                   % PRIDES-SM-



                          CONVERTIBLE PREFERRED STOCK

                            ------------------------


                             PROSPECTUS SUPPLEMENT


                            ------------------------


                              MERRILL LYNCH & CO.



                           DEAN WITTER REYNOLDS INC.



                              SALOMON BROTHERS INC



                                JANUARY   , 1996



                  -SM-SERVICE MARK OF MERRILL LYNCH & CO. INC.


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                                     -------------------------------------------
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                                     -------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:


SEC registration fee............................................  $ 137,932
NASD filing fee.................................................     50,000
Accounting fees and expenses....................................    150,000
Blue sky fees and expenses......................................     90,000
Legal fees and expenses.........................................    200,000
Printing and engraving fees.....................................    400,000
Rating agency fees..............................................    150,000
Miscellaneous...................................................    222,068
                                                                  ---------
    TOTAL.......................................................  $1,400,000
                                                                  ---------
                                                                  ---------



    All expenses except SEC registration fee are estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The IBCL grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

    The Code of By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of the Registrant, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

    Reference is made to the proposed forms of underwriting agreements to be filed as Exhibits 1.1 and 1.2 hereto, pursuant to which the underwriters will agree to indemnify Conseco's directors and officers who sign the Registration Statement against certain liabilities which might arise under the Securities Act from information furnished to Conseco by such underwriters.

ITEM 16.  EXHIBITS.


    *1.1   Form of  Underwriting  Agreement  -- Debt  Securities.  ((i)  An  Underwriting
            Agreement  relating to Securities to be distributed outside the United States or for Securities denominated in foreign currencies or foreign currency units or (ii) any Selling Agency or  Distribution Agreement with any Agent will  be filed  as an exhibit to a Current  Report of Form 8-K and incorporated herein by reference.)

    *1.2   Form of Underwriting Agreement -- Equity

     3.1   Amended and Restated Articles of Incorporation of Conseco were filed with  the
            Commission  as Exhibit  3.1 to  the Registration  Statement on  Form S-2, No.
            33-8498; Articles of Amendment thereto, as  filed September 9, 1988 with  the
            Indiana  Secretary of State, were filed  with the Commission as Exhibit 3.1.1 to Conseco's  Annual Report  on Form  10-K for  1988; Articles  of  Amendment
            thereto,  as filed June  13, 1989 with  the Indiana Secretary  of State, were filed with the Commission as Exhibit  3.1.2 to Conseco's Report on Form  10-Q
            for  the quarter ended June  30, 1989; and Articles  of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with  the
            Commission  as Exhibit 3.1.3 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1993, and are incorporated herein by this reference.

     3.2   Amended and Restated By-Laws of Conseco effective February 10, 1986 were filed with the Commission as Exhibit 3.2 to its Registration Statement on Form S-1,
            No. 33-4367,  and an  Amendment  thereto was  filed  with the  Commission  as
            Exhibit  3.2.1 to Amendment No. 2 to  its Registration Statement on Form S-1,
            No. 33-4367; and are incorporated herein by this reference.

     3.3   Form of Articles  of Amendment to  the Articles of  Incorporation of  Conseco,
            Inc. relating to the PRIDES.

   **4.1   Form of Senior Indenture.

   **4.2   Form of Subordinated Indenture.

           The  form or  forms of  such Debt Securities  with respect  to each particular offering will be  filed as an  exhibit to a  Current Report on  Form 8-K  and incorporated herein by reference.

     4.3   Form of Deposit Agreement.

           The  form of such Deposit  Agreement will be filed as  an exhibit to a Current
            Report on Form 8-K and incorporated herein by reference.

     4.4   Form of Warrant Agreement.

           Any amendment  to  the Company's  Articles  of Incorporation  authorizing  the creation  of any series of Preferred  Stock or Depositary Shares representing such shares of Preferred Stock and setting forth the rights, preferences  and designations  thereof will be filed as an exhibit to a Current Report on Form
            8-K and incorporated herein by reference.

           The form of such Warrant  Agreement will be filed as  an exhibit to a  Current
            Report on Form 8-K and incorporated herein by reference.

     5.1   Opinion  of Lawrence W. Inlow, Executive Vice President, Secretary and General
            Counsel of Conseco.

    *8.1   Opinion of Krieg DeVault Alexander & Capehart with respect to certain  federal income tax consequences.

  **12.1   Computation  of  Ratio  of  Earnings  to  Fixed  Charges  and  Preferred Stock
            Dividends.

    23.1   Consent of Coopers & Lybrand L.L.P.

    23.2   Consent of Lawrence W. Inlow (included in Exhibit 5.1).

   *23.3   Consent of Krieg DeVault Alexander & Capehart (included in Exhibit 8.1).

 **24.1.2  Power of Attorney of Donald F. Gongaware.

 **24.1.3  Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, Louis P. Ferrero and
            Dennis E. Murray, Sr.

   24.1.4  Power of Attorney of Ngaire E. Cuneo.

    25.1   Form T-1, Statement of Eligibility and Qualification under the Trust Indenture
            Act of 1939, of the Trustee under the Senior Indenture.

    25.2   Form T-1, Statement of Eligibility and Qualification under the Trust Indenture
            Act of 1939, of the Trustee under the Subordinated Indenture.


------------------------
 *To be supplied by amendment.
**Previously filed.

ITEM 17.  UNDERTAKINGS.

    (A) RULE 415 OFFERING

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) ACCELERATION OF EFFECTIVENESS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (D) QUALIFICATION OF TRUST INDENTURE ACT OF 1939 FOR DELAYED OFFERINGS

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.


    (E) RULE 430A



    The undersigned registrant hereby undertakes that:



        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 3rd day of January, 1996.


                                          CONSECO, INC.

                                          By:        /s/ LAWRENCE W. INLOW

                                             -----------------------------------
                                              Lawrence W. Inlow, Executive Vice
                                                          President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities on January 3, 1996.



             SIGNATURE                            TITLE (CAPACITY)
-----------------------------------  -------------------------------------------

                     *               Chairman of the Board, President and Chief
-----------------------------------   Executive Officer (Principal Executive
        Stephen C. Hilbert            Officer)

                                     Executive Vice President and Chief
                     *                Financial Officer and Director (Principal
-----------------------------------   Financial Officer and Principal Accounting
          Rollin M. Dick              Officer)

                     *
-----------------------------------  Director
          Ngaire E. Cuneo

-----------------------------------  Director
         David R. Decatur

                     *
-----------------------------------  Director
         Louis P. Ferrero

                     *
-----------------------------------  Director
        Donald F. Gongaware

-----------------------------------  Director
         M. Phil Hathaway

-----------------------------------  Director
          James D. Massey

                     *
-----------------------------------  Director
       Dennis E. Murray, Sr.



*By:       /s/ KARL W. KINDIG
      -----------------------------
             Karl W. Kindig,
            Attorney-in-fact

                               INDEX TO EXHIBITS


 EXHIBIT                                                                                             SEQUENTIALLY
 NUMBER                                    DESCRIPTION OF EXHIBITS                                  NUMBERED PAGE
---------  ---------------------------------------------------------------------------------------  --------------
    *1.1   Form  of  Underwriting Agreement  -- Debt  Securities.  ((i) An  Underwriting Agreement
            relating to Securities to be distributed  outside the United States or for  Securities denominated in foreign currencies or foreign currency units or (ii) any Selling Agency or  Distribution Agreement  with any Agent  will be filed  as an exhibit  to a Current
            Report of Form 8-K and incorporated herein by reference.)

    *1.2   Form of Underwriting Agreement -- Equity

     3.1   Amended and  Restated  Articles  of  Incorporation  of  Conseco  were  filed  with  the
            Commission  as Exhibit  3.1 to  the Registration Statement  on Form  S-2, No. 33-8498;
            Articles of Amendment thereto, as filed  September 9, 1988 with the Indiana  Secretary of  State, were filed with the Commission  as Exhibit 3.1.1 to Conseco's Annual Report
            on Form 10-K for 1988; Articles of Amendment thereto, as filed June 13, 1989 with  the
            Indiana  Secretary  of State,  were  filed with  the  Commission as  Exhibit  3.1.2 to
            Conseco's Report on Form  10-Q for the  quarter ended June 30,  1989; and Articles  of
            Amendment  thereto, as filed June  29, 1993 with the  Indiana Secretary of State, were filed with the Commission as  Exhibit 3.1.3 to Conseco's Report  on Form 10-Q for  the
            quarter ended June 30, 1993, and are incorporated herein by this reference.

     3.2   Amended and Restated By-Laws of Conseco effective February 10, 1986 were filed with the
            Commission  as Exhibit 3.2 to its Registration Statement on Form S-1, No. 33-4367, and
            an Amendment thereto was filed with the Commission as Exhibit 3.2.1 to Amendment No. 2 to its Registration Statement on Form S-1, No. 33-4367; and are incorporated herein by this reference.

     3.3   Form of  Articles  of Amendment  to  the Articles  of  Incorporation of  Conseco,  Inc.
            relating to the PRIDES.

   **4.1   Form of Senior Indenture.

   **4.2   Form of Subordinated Indenture.

           The form or forms of such Debt Securities with respect to each particular offering will be  filed as an  exhibit to a  Current Report on  Form 8-K and  incorporated herein by reference.

     4.3   Form of Deposit Agreement.

           The form of such Deposit Agreement will be  filed as an exhibit to a Current Report  on
            Form 8-K and incorporated herein by reference.

     4.4   Form of Warrant Agreement.

           Any  amendment to the  Company's Articles of Incorporation  authorizing the creation of any series  of  Preferred Stock  or  Depositary  Shares representing  such  shares  of
            Preferred  Stock and  setting forth the  rights, preferences  and designations thereof will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

           The form of such Warrant Agreement will be  filed as an exhibit to a Current Report  on
            Form 8-K and incorporated herein by reference.

 EXHIBIT                                                                                             SEQUENTIALLY
 NUMBER                                    DESCRIPTION OF EXHIBITS                                  NUMBERED PAGE
---------  ---------------------------------------------------------------------------------------  --------------
     5.1   Opinion  of Lawrence W. Inlow, Executive  Vice President, Secretary and General Counsel
            of Conseco.

    *8.1   Opinion of Krieg DeVault  Alexander & Capehart with  respect to certain federal  income tax consequences.

  **12.1   Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

    23.1   Consent of Coopers & Lybrand L.L.P.

   *23.2   Consent of Lawrence W. Inlow (included in Exhibit 5.1).

   *23.3   Consent of Krieg DeVault Alexander & Capehart (included in Exhibit 8.1).

 **24.1.2  Power of Attorney of Donald F. Gongaware.

 **24.1.3  Powers  of Attorney of Stephen C. Hilbert, Rollin  M. Dick, Louis P. Ferrero and Dennis
            E. Murray, Sr.

   24.1.4  Power of Attorney of Ngaire E. Cuneo.

    25.1   Form T-1, Statement of Eligibility and  Qualification under the Trust Indenture Act  of
            1939, of the Trustee under the Senior Indenture.

    25.2   Form  T-1, Statement of Eligibility and Qualification  under the Trust Indenture Act of
            1939, of the Trustee under the Subordinated Indenture.


------------------------
 *To be supplied by amendment.
**Previously filed.